UNITED STATED SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
G&K SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
     ☑ No fee required.
     ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     ☐ Fee paid previously with preliminary materials.
     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

G&K SERVICES, INC. 5995 Opus Parkway Minnetonka, Minnesota 55343 Notice of Annual Meeting of Shareholders, Thursday, November 12, 2009

To the Shareholders of G&K Services, Inc.:
The Annual Meeting of Shareholders of G&K Services, Inc. will be held, pursuant to due call by our Board of Directors, at the Marquette Hotel, 710 Marquette Avenue, Universe Meeting Room, 50th Floor, IDS Building, Minneapolis, Minnesota, on Thursday, November 12, 2009, at 10:00 a.m. Central Standard Time, or at any adjournment or postponement thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect the four “Class II” directors named in the attached proxy statement to serve for terms of three years;

2.	To ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for fiscal 2010; and

3.	To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Pursuant to action of the Board of Directors, shareholders of record on September 18, 2009 will be entitled to vote at the meeting or any adjournment or postponement thereof.

A proxy for the meeting is enclosed. You are requested to complete and sign the proxy, which is solicited by the Board of Directors, and promptly return it in the enclosed envelope.

By Order of the Board of Directors
G&K Services, Inc.

Jeffrey L. Cotter
Vice President, General Counsel and Corporate Secretary

October 9, 2009

Proxy Statement of G&K Services, Inc.

Annual Meeting of Shareholders to be Held Thursday, November 12, 2009

Voting by Proxy and Revocation of Proxies

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of G&K Services, Inc. to be used at the annual meeting of our shareholders to be held on Thursday, November 12, 2009, at 10:00 a.m. Central Standard Time, at the Marquette Hotel, 710 Marquette Avenue, Universe Meeting Room, 50th Floor, IDS Building, Minneapolis, Minnesota, or at any adjournment or postponement thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect the four “Class II” directors named in this proxy statement to serve for terms of three years;

2.	To ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for fiscal 2010; and

3.	To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

The approximate date on which this proxy statement and the accompanying proxy were first sent or given to shareholders was October 9, 2009.

Each shareholder who signs and returns a proxy in the form enclosed with this proxy statement may revoke the same at any time prior to its use and prior to the annual meeting by giving notice of such revocation to the company in writing, at the meeting or by executing and delivering a new proxy to our Corporate Secretary. Unless so revoked, the shares represented by each proxy will be voted at the annual meeting and at any adjournment or postponement thereof. Mere presence at the annual meeting by a shareholder who has signed a proxy does not, alone, revoke that proxy; revocation must be announced by the shareholder at the time of the meeting. All shares which are entitled to vote and are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the annual meeting and any adjournment or postponement thereof.

Voting Procedures

The company has one class of voting securities outstanding: Class A Common Stock, $0.50 par value per share, of which 18,498,452 shares were outstanding as of the close of business on September 18, 2009, the record date for the annual meeting. Each share of Class A Common Stock is entitled to one vote on each matter put to a vote of shareholders. Our Class A Common Stock is referred to in this proxy statement as common stock. Only shareholders of record at the close of business on the record date for the annual meeting will be entitled to vote at the annual meeting or any adjournment or postponement thereof. A quorum, consisting of the holders of a majority of the stock issued and outstanding and entitled to vote at the annual meeting is requisite for the transaction of business at the annual meeting. Such quorum must be present, either in person or represented by proxy, for the transaction of business at the annual meeting, except as otherwise required by law, our Amended and Restated Articles of Incorporation or our Amended and Restated Bylaws.

All shares entitled to vote and represented by properly executed proxies received prior to the annual meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors. If any director nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by our Board of Directors.

A plurality of votes cast is required for the election of each director in Proposal No. 1. Each other proposal requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of shares present and entitled to vote on that item of business, or (ii) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the annual meeting.

A shareholder who abstains with respect to any proposal is considered to be present and entitled to vote on that proposal, and is effectively casting a negative vote. A shareholder, including a broker, who does not give authority to a proxy to vote, or withholds authority to vote, on any proposal shall not be considered present and entitled to vote on that proposal.

The Board of Directors unanimously recommends that you vote “FOR” the election of each director nominee named in this proxy statement and “FOR” the ratification of Ernst & Young LLP’s appointment as our independent accountant for fiscal 2010.

PROPOSAL NUMBER 1:

Election of Class II Directors

Pursuant to our Amended and Restated Articles of Incorporation, our Board of Directors is comprised of not less than three and not more than 12 directors, and our Amended and Restated Bylaws state that the number of directors is established by resolution of our Board of Directors. Presently, our Board of Directors consists of ten directors. Pursuant to our Amended and Restated Articles of Incorporation, the directors are divided into three classes, designated as Class I, Class II and Class III, respectively, and are elected to serve for staggered three-year terms of office that expire in successive years. The current terms of office for the directors in Class I, Class II and Class III expire, respectively, at the 2011, 2009 and 2010 annual shareholders’ meetings.

Ms. Richter and Messrs. Milroy, Wright and Baszucki, each of whom currently serves as a Class II director, have been nominated by our Board of Directors to serve as our Class II directors for a three-year term commencing immediately following the annual meeting and expiring at our 2012 annual shareholders’ meeting, or until his or her successor is elected and qualified. Pursuant to their employment agreements, Messrs. Milroy and Wright are required to resign from the Board of Directors if their employment with us is terminated. If elected, each nominee has consented to serve as a Class II director.

Set forth below is information regarding the four individuals nominated for election to our Board of Directors as Class II directors, which includes information furnished by them as to their principal occupations for the last five years, certain other directorships held by them, and their ages as of the date of this proxy statement.

Name (and age) of	Principal Occupation, Past Five Years	Director
Director/Nominee	Business Experience and Directorships in Public Companies	Since
Class II Nominees:
Douglas A. Milroy (50)	Mr. Milroy has served as our Chief Executive Officer and a director since May 2009. Previously, Mr. Milroy served as our President, Direct Purchase and Business Development from November 2006 to May 2009. Mr. Milroy joined us with more than 20 years of global leadership experience in business-to-business organizations. Most recently, since 2004, Mr. Milroy was managing director of The Milroy Group LLC, a firm focused on the acquisition and management of industrial companies in partnership with other investors. Prior to that, between 2000 and 2004, Mr. Milroy was the Vice President and General Manager – Food and Beverage North America and Water Care for Ecolab, Inc. Mr. Milroy has also held senior positions with FMC Corporation and McKinsey & Company. Mr. Milroy serves on the board of JSJ Corporation, where he chairs the Compensation Committee and serves on the Audit Committee. Mr. Milroy holds a Bachelor of Mechanical Engineering degree from the University of Minnesota and an M.B.A. from the Harvard Business School.	2009

Jeffrey L. Wright (47)	Mr. Wright has served as our Executive Vice President and a director since May 2009 and as our Chief Financial Officer since 1999. Previously, Mr. Wright served as our Senior Vice President from January 2004 until May 2009, our Secretary from February 1999 until May 2004, and our Treasurer from February 1999 until November 2001. Mr. Wright was employed with BMC Industries, Inc. from 1996 until the time he joined the company, serving as its Controller from 1996 to 1998 and its Treasurer from 1998 to 1999. From 1993 to 1996, Mr. Wright was Treasurer for Employee Benefit Plans, Inc. From 1984 to 1993, Mr. Wright was employed with Arthur Andersen & Co. Mr. Wright serves as Chairman of the Textile Rental Services Association and is a director of Hawkins, Inc. (NASDAQ: HWKN), where he serves on the Audit and Compensation Committees. Mr. Wright holds a Bachelor of Arts – Accounting degree from the University of St. Thomas.	2009

Paul Baszucki (69)	Mr. Baszucki is a director and serves as a member of the Corporate Governance Committee of our Board of Directors. Mr. Baszucki served as a director and Chair of the Board of Directors of Norstan, Inc. from May 1997 until December 2004, and as its Chief Executive Officer from 1986 until May 1997, and again from December 1999 to October 2000. Mr. Baszucki also serves as a director and member of the Audit and Compensation Committees of WSI Industries, Inc. (NASDAQ: WSCI), a precision contract machining company primarily servicing the energy aerospace/avionics industry and recreational vehicles markets. Mr. Baszucki has been a director of WSI Industries since 1988.	1994

Alice M. Richter (56)	Ms. Richter is a director and serves as Chair of the Audit Committee of our Board of Directors. Ms. Richter is also one of our Audit Committee Financial Experts. Ms Richter has been retired since June 2001. Prior to her retirement, Ms. Richter was a certified public accountant with KPMG LLP for 26 years. Ms. Richter joined KPMG’s Minneapolis office in 1975 and was admitted to the KPMG partnership in 1987. During her tenure at KPMG, Ms. Richter served as the National Industry Director of KPMG’s U.S. Food and Beverage practice and also served as a member of the Board of Trustees of the KPMG Foundation from 1991 to 2001. Ms. Richter is also a member of the Boards of Directors of West Marine, Inc. (NASDAQ: WMAR), where she also serves as Chair of the Audit Committee, Fingerhut Direct Marketing, Inc., where she serves as the Chair of the Audit Committee and Thrivent Financial for Lutherans, where she serves on the Audit and Technology Committees.	2003

Directors and Executive Officers of the Company

Set forth below is information regarding our executive officers and the balance of our directors, which includes information furnished by them as to their principal occupations for the last five years, certain other directorships held by them, and their ages as of the date of this proxy statement.

			Director
Name	Age	Title	Term Expires
Douglas A. Milroy	50	Chief Executive Officer and Director (Class II)	2009
Jeffrey L. Wright	47	Executive Vice President, Chief Financial Officer and Director (Class II)	2009
Robert G. Wood	61	President, G&K Services Canada Inc.	—
Jeffrey L. Cotter	42	Vice President, General Counsel and Corporate Secretary	—
Timothy N. Curran	48	Senior Vice President, U.S. Field	—
Paul Baszucki	69	Director (Class II)	2009
John S. Bronson	61	Director (Class III)	2010
Lynn Crump-Caine	53	Director (Class I)	2011
J. Patrick Doyle	46	Director (Class I)	2011
Wayne M. Fortun	60	Director (Class III)	2010
Ernest J. Mrozek	56	Director (Class III)	2010
M. Lenny Pippin	62	Director, Chairman of the Board and Presiding Director (Class I)	2011
Alice M. Richter	56	Director (Class II)	2009

Douglas A. Milroy – See information under “Election of Class II Directors” above.

Jeffrey L. Wright – See information under “Election of Class II Directors” above.

Robert G. Wood – Mr. Wood has served as President of G&K Services Canada Inc. and affiliated entities since 1998, and as one of our Regional Vice Presidents between 1997 and 1998. Mr. Wood joined the company in 1995 as a General Manager and served as an Executive Vice President of the company from May 2000 until July 2002. Prior to joining the company, Mr. Wood was Vice President of Marketing and Director of Sales with Livingston International, Inc., where he spent 23 years in a variety of operating, sales, service and marketing positions.

Jeffrey L. Cotter – Mr. Cotter has served as our Vice President, General Counsel and Corporate Secretary since June 2008. Mr. Cotter joined the company as Senior Corporate Counsel in February 2006, and was named Director of Legal Services and Corporate Secretary in September 2007. Prior to joining the company, since 2003, Mr. Cotter was a shareholder in the law firm of Leonard, Street and Deinard Professional Association, where he specialized in securities law, as well as in mergers, acquisitions and related transactions. Prior to being a shareholder in Leonard, Street and Deinard Professional Association, Mr. Cotter was an associate at the firm (1997-1999; 2001-2003), as well as Assistant General Counsel of Stockwalk.com, Inc. (1999-2001) and an associate in the law firm of Briggs & Morgan, P.A. Mr. Cotter also serves on the Textile Rental Services Association’s Government Affairs Committee.

Timothy N. Curran. Mr. Curran has served as our Senior Vice President, U.S. Field since October 2008. Mr. Curran joined the company as Regional Vice President of the Southeast Region in 2004. Prior to joining the company, Mr. Curran served as Vice President, Operations for a distribution division of WebMD from 2002 to 2004, and served as Division General Manager and Director of Business Development for OMNOVA Solutions, a performance chemical and decorative products company, from 2000 to 2002. Mr. Curran also held various operating and leadership positions with Honeywell International Inc. from 1993 to 2000.

Paul Baszucki – See information under “Election of Class II Directors” above.

John S. Bronson – Mr. Bronson is a director of the company and serves as a member of the Compensation and Corporate Governance Committees of our Board of Directors. Mr. Bronson was Senior Vice President, Human Resources for Williams-Sonoma, Inc., a specialty retailer of home furnishings, from 1999 to 2003. Prior to his employment with Williams-Sonoma, Inc., Mr. Bronson held several senior human resource-related management positions with PEPSICO, from 1979 to 1999, most recently as its Executive Vice President, Human Resources Worldwide for Pepsi-Cola Worldwide.

Lynn Crump-Caine – Ms. Crump-Caine is a director of the company and serves as a member of the Audit Committee of our Board of Directors. Ms. Crump-Caine founded Outsidein Consulting and she currently serves as its Chief Executive Officer. Between 1974 and her retirement in 2004, Ms. Crump-Caine served in various senior capacities with the McDonald’s Corporation, including as its Executive Vice President, Worldwide Operations and Restaurant Systems, from 2002 to 2004, its Executive Vice President, U.S. Restaurant Systems, from 2000 to 2002, and its Senior Vice President, U.S. Operations, from 1998 to 2000. Ms. Crump-Caine serves on the board of Krispy Kreme Doughnuts, Inc. (NYSE: KKD), where she chairs the Compensation Committee and serves on the Nominating and Corporate Governance Committees. She also chairs the board of Advocate Health Care and is a member of that board’s Executive, Audit and Compensation Committees.

J. Patrick Doyle – Mr. Doyle is a director and serves as a member of the Compensation Committee of our Board of Directors. Mr. Doyle currently serves as President of Domino’s U.S.A. for Domino’s Pizza, Inc. (NYSE: DPZ) Mr. Doyle previously served as Domino’s Executive Vice President of U.S. Corporate Stores from October 2004 to September 2007, as Domino’s Executive Vice President of International from May 1999 to October 2004, as Domino’s interim Executive Vice President, Build the Brand, from

December 2000 to July 2001 and as Domino’s Senior Vice President of Marketing from the time he joined Domino’s in 1997 until May 1999. Prior to joining Domino’s, Mr. Doyle served as Vice President and General Manager for the U.S. baby food business of Gerber Products Company.

Wayne M. Fortun – Mr. Fortun is a director and serves as Chair of the Compensation Committee of our Board of Directors. Mr. Fortun was elected director, President and Chief Operating Officer of Hutchinson Technology, Inc. (NASDAQ: HTCH), a world leader in precision manufacturing of suspension assemblies for disk drives, in 1983 and was appointed its Chief Executive Officer in May 1996. Mr. Fortun also serves as a director of C.H. Robinson Worldwide, Inc. (NASDAQ: CHRW), a global provider of multimodal transportation services and logistics solutions.

Ernest J. Mrozek – Mr. Mrozek is a director and serves as a member of the Audit Committee of our Board of Directors. Mr. Mrozek is also one of our Audit Committee Financial Experts. Mr. Mrozek served as Vice Chairman and Chief Financial Officer of The ServiceMaster Company, a residential and commercial service company, from November 2006 to his retirement in March 2008. Mr. Mrozek also served as President and Chief Financial Officer of The ServiceMaster Company from January 2004 to November 2006 and as its President and Chief Operating Officer from 2002 to January 2004. Mr. Mrozek joined ServiceMaster in 1987 and has held various senior positions in general management, operations and finance. Prior to joining ServiceMaster, Mr. Mrozek spent 12 years with Arthur Andersen & Co. Mr. Mrozek serves on the board of Chemed Corporation (NSYE: CHE), where he serves on the Audit Committee.

M. Lenny Pippin – Mr. Pippin is a director, serves as the Chairman and Presiding Director of our Board of Directors and serves as Chair of the Corporate Governance Committee of our Board of Directors. Mr. Pippin served as Vice Chairman, President and Chief Executive Officer of The Schwan Food Company, a branded frozen-food company, from November 1999 until February 2008. Mr. Pippin is currently a business consultant. Prior to joining Schwan’s, Mr. Pippin served as President and Chief Executive Officer of Lykes Brothers, Inc., a privately held corporation with operating divisions in the food, agriculture, transportation, energy and insurance industries.

Alice M. Richter – See information under “Election of Class II Directors” above.

Executive Compensation

Compensation Discussion and Analysis
The following Compensation Discussion and Analysis describes the material elements of our total compensation program for our Named Executive Officers (NEOs). Our NEOs are our CEO, our Executive Vice President and Chief Financial Officer, and the three most highly compensated executive officers, other than our CEO and our Executive Vice President and Chief Financial Officer, who were serving as our executive officers at the end of fiscal 2009. In fiscal 2009, our NEOs also include our former Chairman of the Board and CEO and our former President, U.S. Rental Operations. The discussion focuses on the program and decisions for the 2009 fiscal year. We address why we believe the program is right for our company and our shareholders, and we explain how compensation is determined.

Overview
What person or group is responsible for determining the compensation levels of executive officers?
The Compensation Committee of our Board of Directors, which consists entirely of independent directors and whose membership is determined by the Board of Directors, is responsible for:

•	approving the design and implementation of our executive compensation program;

•	regularly reporting on committee actions and recommendations at board meetings;

•	working with the Audit and Corporate Governance Committees of our Board of Directors, as appropriate; and

•	reviewing NEO compensation and making recommendations to the Board of Directors, which is responsible for approving all NEO compensation.

The Hay Group serves as an independent compensation consultant to the Compensation Committee of our Board of Directors to perform the functions outlined below. Although the Hay Group primarily supports the Compensation Committee, on occasion, the Hay Group has provided market data and general compensation consultation to the company. The Compensation Committee also works with our human resources and compensation and benefits professionals on the design and implementation of executive compensation programs and certain retirement plans that are of material significance.

The Compensation Committee annually reviews NEO compensation. The Compensation Committee considers information provided by its independent compensation consultant, and reviews and recommends compensation actions for NEOs for approval by our Board of Directors.

Role of Compensation Consultant
The Hay Group provides independent compensation consultation and advice to the Compensation Committee to ensure that executive compensation decisions are aligned with the long-term interests of shareholders and with corporate goals and strategies. As requested, the Hay Group provides guidance as it relates to the following committee responsibilities:

•	review Compensation Committee agendas and supporting materials in advance of each meeting;

•	attend Compensation Committee meetings;

•	make recommendations on companies to include in our peer group, analyze the selected peer group information and review other survey data for competitive comparisons;

•	review the executive compensation programs and competitive positioning for reasonableness and appropriateness;

•	review the company’s total executive compensation program and advise the Compensation Committee of plans or practices that might be changed to improve effectiveness;

•	oversee survey data on executive pay practices and amounts that come before the Compensation Committee;

•	provide market data and recommendations on CEO compensation without prior review by management, except for necessary fact checking;

•	provide market data and recommendations on director compensation;

•	review any significant executive employment or change-in-control provisions in advance of being presented to the Compensation Committee for approval;

•	periodically review the Compensation Committee’s charter and recommend changes;

•	advise the Compensation Committee on best-practice ideas for board governance of executive compensation as well as areas of concern and risk in the company’s program;

•	advise the Compensation Committee on management proposals, as requested; and

•	undertake special projects at the request of the Compensation Committee.

In fiscal 2009, as part of its ongoing services to the Compensation Committee as described above, a Hay Group representative attended all regularly scheduled meetings of the Compensation Committee (either in person or telephonically) and worked on the following projects:

•	reviewed current peer group and made recommendation on peer group changes;

•	participated in review and design of the company’s long-term incentive and equity programs;

•	conducted market analysis of the Board of Director compensation (in fiscal 2009, no changes were made to the Board of Director’s compensation package, other than to address compensation for Mr. Pippin as Chairman of our board);

•	reviewed market analysis of Chairman compensation and made recommendations on Chairman’s compensation package;

•	conducted market analysis of CEO compensation and made recommendations on changes to the CEO’s total compensation package; and

•	reviewed market analysis of Executive Vice President and Chief Financial Officer compensation and made recommendations on the same.

Certain of our senior officers also have roles in the compensation process, as follows:

•	Our CEO recommends compensation actions (other than for himself) and submits those recommendations to the Compensation Committee for review.

•	Our CEO provides his perspective on recommendations provided by the compensation consultant regarding compensation program design issues.

•	Our Senior Vice President, Human Resources plays an active role by providing input on plan design, structure and cost, and assessing the implications of all recommendations on recruitment, retention and motivation of company employees, as well as company financial results.

•	When requested by the Compensation Committee, other executive officers, such as the Executive Vice President and Chief Financial Officer, Vice President and Controller, and our Vice President, General Counsel and Corporate Secretary, may also review recommendations on plan design, structure and cost, and provide a perspective to the Compensation Committee on how these recommendations may affect recruitment, retention and motivation of our employees, as well as our financial results.

Discussion and Analysis
The following discussion and analysis is focused on our NEO compensation program. The discussion focuses on the program and decisions for fiscal 2009 and specifically answers the following questions:

1.	What are the objectives of our compensation program?

2.	What is the compensation program designed to reward?

3.	What is each element of compensation?

4.	Why do we choose to pay each element?

5.	How do we determine the amount/formula for each element?

6.	How does each element and our decision regarding that element fit into our overall compensation objectives and affect decisions regarding other elements?

What are the objectives of our compensation program?
The objectives of our compensation programs are to provide compensation and benefits plans that enable us to attract, retain and motivate highly qualified, experienced executives and reward them for performance that creates long-term shareholder value. We seek to increase shareholder value by rewarding performance with cost-effective compensation that ensures appropriate linkage between pay, company performance, and results for our shareholders. We strive to reward employees fairly and competitively through a mix of base salary, short and long term incentives, benefits, career growth and development opportunities. We believe the mix of base pay, short term incentives, long term incentives and other benefits drives performance.

What is the compensation program designed to reward?
The compensation program strives to effectively utilize elements of compensation under a total reward philosophy that combines annual and multi-year reward opportunities, which are designed to:

•	provide competitive levels of compensation that link compensation to the achievement of our annual objectives and long-term goals;

•	reward the achievement of company performance objectives; and

•	recognize and reward strong individual initiative and team performance.

Shareholder value and corporate performance are realized through our ongoing business strategy to:

•	achieve year-over-year growth in revenue and earnings;

•	drive strong cash flow;

•	maintain financial strength and flexibility; and

•	reward strong individual performance that is aligned with company goals and objectives.

What is each element of compensation?
There are five components of our executive compensation program:

•	base salary;

•	annual management incentive compensation (referred to as our MIP);

•	long-term equity-based compensation;

•	benefits and perquisites; and

•	severance and change-in-control benefits.

Base Salary
Base salary is fixed compensation designed to compensate NEOs for their level of experience and continued performance excellence in their individual roles. Providing executives with competitive base salaries allows us to attract high-caliber talent and retain executives’ on-going services by providing them with a level of financial certainty. Base salary is set in relation to the competitive market for the position and individual performance. We review executive base salary on an annual basis (comparing to the median of the competitive market for each position), and increases are based on individual performance and prevailing market conditions.

For NEOs (excluding the CEO), individual performance is assessed against business performance objectives and individual performance at mid-year and at fiscal year-end. The NEO provides a self-evaluation with significant accomplishments and challenges during his performance review with the CEO. Annually, the CEO provides a performance review of the NEOs with our Board of Directors to assess each NEO’s performance, strengths and accomplishments, along with challenges and areas for improvement. The CEO makes compensation recommendations (base, equity grant, assessment of individual performance on the MIP calculation), which are reviewed by the Compensation Committee and then submitted to the Board of Directors for final review and approval.

The CEO must also conduct a self-assessment of his performance over the fiscal year, which he reviews with the Chairs of the Compensation and Corporate Governance Committees of our Board of Directors. The Board of Directors also completes an evaluation of the CEO’s performance. The Chairs of the Compensation and Corporate Governance Committee review with the Corporate Governance Committee the specific performance recommendations. The Hay Group then works with the Chair of the Compensation Committee to make compensation recommendations for review by the Compensation Committee and final review and approval by the Board of Directors. In fiscal 2009, merit increases for the NEOs ranged from 0.0% to 4.5%, reflecting differences in performance, pay relevant to market and consideration of internal equity.

Annual Management Incentive Plan
Our MIP is a variable pay program tied to achievement of annual business and individual performance goals. The MIP is designed to compensate NEOs for meeting specific company financial goals and for individual performance. MIP target incentive levels are based on competitive market data, job content and responsibilities, and internal equity. Target incentive levels are expressed as a percentage of base salary, as follows:

Target Incentive
Position	(as a % of Base Salary)
Former Chairman and CEO (Marcantonio)	80%
CEO (Milroy)	75%
Executive Vice President and Chief Financial Officer	55%
President, G&K Services Canada	50%
Senior Vice President	40%
Vice President	40%

As is discussed in more detail below, in May 2009, together with Mr. Marcantonio, we mutually agreed to terminate his employment with the company. When Mr. Milroy was named CEO in May 2009, his target incentive was set at 75% (instead of 80%), which reflects that his position does not include Chairman of the Board responsibilities. The target incentive levels for the remaining NEOs did not change.

Management Incentive Plan Payouts
MIP payouts are calculated based on actual performance measures set at the beginning of each fiscal year, which are reviewed and approved by the Compensation Committee. The measures align NEOs with clear line-of-sight responsibility to:

•	Quantitative Financial Measures: revenue and earnings benchmarks have been chosen as the key financial measures for the MIP because they best represent our primary short-term growth goals and align with and support the attainment of our long-term strategy.

•	Individual Discretionary: 100% discretionary assessment of performance, which considers all dimensions of performance over the year, including the individual performance, functional leadership, teamwork and collaboration, and results achieved on special projects.

Plan Measures and Weights and Performance Targets
The plan measures and weights, as well as the performance targets and results, are as follows:

	Weights					Results

			Performance Targets
			for Financial Measures
		EVP, President
		G&K Canada,					Payout
Plan Measures	CEO(1)	SVP and VP	Threshold	Target	Maximum	Achievement	Factor
Company Financial Measures:			(30% Payout)	(100% Payout)	(200% Payout)
• Revenue Growth(2)	40%	35%	$1,012.5 M	$1,036 M	$1,052.8 M	$935.6 M	0%
• EPS Growth(3)	40%	35%	$2.33	$2.48	$2.58	$(3.94)	0%

Individual Discretionary	20%	30%	(0% Payout)	(100% Payout)	(200% Payout)

				(4)		(4)

Total	100%	100%

(1)	Weights listed for CEO are in reference to Mr. Milroy, as Mr. Marcantonio was not eligible for a MIP payment because he was not employed at the end of the fiscal year.

(2)	In order to earn a payout for the company revenue growth objective, performance must be achieved at or above the threshold level and the company’s EPS performance must exceed the EPS level achieved in the previous fiscal year.

(3)	In order to earn a payout for the company earnings per share growth objective, performance must be achieved at or above the threshold level.

(4)	The actual payouts for the discretionary component of the MIP achieved for each NEO for fiscal 2009, expressed as a percentage of the applicable target incentive level, were as follows: Mr. Milroy – 54%, Mr. Wright – 40%, Mr. Curran – 40%, Mr. Wood – 25% and Mr. Cotter – 35%.

Plan measures and weights have been carefully reviewed by the Compensation Committee, and approved by the Board of Directors. Performance targets are recommended prior to each fiscal year based on business unit plans, expected progress toward long-term goals, and anticipated market conditions. The annual performance targets for company revenue growth and earnings per share are then presented to and approved by the Compensation Committee of the Board of Directors. MIP payouts for company financial measures are based on actual business results compared to the performance targets, which were approved at the beginning of the fiscal year.

At the end of the fiscal year, a rating of the results is recommended by the CEO for his direct reports, and presented to the Compensation Committee for review and to the Board of Directors for final review and approval. The CEO’s results are evaluated by the Compensation and Corporate Governance Committees, with their recommended rating on individual performance submitted to the Board of Directors for final review and approval.

MIP Calculation
The MIP is calculated as follows:

1.	Target incentive = base salary x target incentive % x % of year in eligible position

2.	Incentive score for each performance measure = payout factor x weight (% allocated to the measure)

3.	Incentive amount calculated for each performance measure = incentive score x target incentive opportunity

4.	Total MIP payout = sum of all incentive amounts calculated for each performance measure

The Compensation Committee of our Board of Directors determines incentive compensation plan design for company financial measures based generally on achievement of certain targets against an internal business plan approved annually by the Board of Directors. Over the past three years, the payout percentage has ranged from 0% to 146% of each executive participant’s target award opportunity for these measures, with an average payout percentage equal to approximately 70.5% of the target award opportunity. MIP payouts are currently capped at 200% of target.

In making MIP payments to the NEOs, the Compensation Committee approved and recommended the inclusion of a discretionary component to recognize each NEO’s significant contributions to the company and strong leadership during the fiscal year. The decision to move to a discretionary component was based on a desire to encourage team achievement to drive company performance and functional leadership. In calculating the CEO’s discretionary award, the committee reviewed the CEO’s individual performance and market data provided by the Hay Group. In calculating the amount of the remaining NEO’s discretionary awards, the CEO evaluated each NEO’s pay based on his knowledge regarding individual NEO performance and total company performance. The CEO then recommended a discretionary bonus amount to the committee, after which the committee considered such recommendation in light of the individual NEO’s performance, company results, the bonus amounts paid to such NEO for fiscal 2007 and 2008 and competitive market data. Following committee approval of the MIP awards, our Board of Directors approved the final bonus amounts.

Long-Term Equity Compensation
Long-term equity compensation supports strong organization performance over a period of time (typically three years or more). Long-term equity compensation aligns NEOs’ compensation with shareholders’ interests, rewards NEOs for increasing long-term shareholder value, and promotes executive retention. Long-term equity award targets for each position are established each year based on competitive market data, also taking into account the rate at which equity grants deplete the number of shares available for grant (run rate) and shareholder dilution. Individual equity awards are based on individual performance.

In fiscal 2009, we granted two types of equity awards:

•	Non-Qualified Stock Options – each stock option represents the right to purchase a specified number of shares of our common stock at a price equal to the fair market value of the common stock on the date of grant. Options vest and become exercisable in equal installments over three years and have a term of ten years.

•	Restricted Stock – restricted stock represents the right to own common stock after the time restrictions lapse. Other than Mr. Wright’s May 2009 stock grant, all of which will vest on May 7, 2012, restrictions on restricted stock lapse in equal installments over five years

Vesting Schedules and Term Lengths
Vesting schedules and term lengths for new grants are periodically reviewed by the Compensation Committee. The Compensation Committee has determined that the existing vesting schedule and term lengths provide the appropriate balance between employee retention and reward for performance.

Grant Targets and Mix
Our equity grant practice is to use a combination of stock options (to reward growth) and restricted stock (to support retention). Each year, we establish target grant values taking into consideration market median grant levels while still managing annual run rate and shareholder dilution within appropriate levels. We then evaluate the mix with the objective of delivering as much of the equity grant in stock options as possible to drive growth. For fiscal 2009, the Compensation Committee approved equity compensation grants allocated among the types of awards, as follows:

	Percentage of Target Expected Value
Officer	Stock Options	Restricted Stock
Marcantonio – Former Chairman and CEO	50%	50%
Milroy – CEO	40%	60%
Remaining NEOs	40%	60%

After establishing the mix, the target grant levels are converted into shares using the following formulas:

•	Stock Options: (percentage allocated to stock options x target grant level)/Black Scholes value

•	Restricted Stock: (percentage allocated to restricted stock x target grant level/(Black Scholes value x conversion factor))

The conversion factor used in the restricted stock formula is determined based on our stock price volatility, and for fiscal 2009 was 4:1.

Grant Practice
Historically, our grant practice was to grant equity annually on or about the first business day of September and after the fiscal year end earnings announcement, which generally occurred in mid-August. The price per share of the company’s stock was set based on market close on the day of grant. In fiscal 2008, we changed our grant practice going forward and made grants effective as of the date of the August Board of Directors’ meeting, which occurred after the year end earnings announcement. On occasion, the Compensation Committee may grant stock options or restricted stock to NEOs at times other than the annual grant date (e.g., upon hire or promotion), with the grant price set based on market close on the day of grant.

Equity Holding Guidelines
We believe that requiring executive officers to hold significant amounts of our common stock strengthens the alignment of the executive officers’ interests with those of our shareholders and promotes achievement of long-term business objectives. Beginning in August 2004, we required NEOs to hold one-half of all shares granted for three years, net of the number of shares required to cover estimated taxes and exercise cost. The holding requirements apply to restricted stock at the time of vesting and stock options at the time of exercise. Effective in fiscal 2008, we modified our equity ownership guidelines for our executive officers to allow NEOs five years to achieve ownership targets, which are five times base salary for our CEO and three times base salary for the remaining NEOs.

Benefits
Benefits include health and welfare, retirement, and perquisite programs that are intended to provide financial protection and security to NEOs and their families and to reward their dedication and long-term commitment to the company. Our sponsorship (coupled with competitive employee cost-sharing arrangements) of these plans is critical to our ability to attract and retain the talent we need to support our overall business objectives. NEOs have the opportunity to participate in the same retirement, health and welfare plans as our other salaried employees, as well as the following supplemental benefits:

•	Supplemental Executive Retirement Plan (SERP) (this plan was frozen as of January 1, 2007)

•	Executive Deferred Compensation Plan (DEFCO)

•	Executive long-term disability insurance

•	Financial planning services

■	Former Chairman and CEO (Marcantonio) — $7,500 each year

■	CEO (Milroy) — $7,500 each year

■	Executive Vice President and Chief Financial Officer — $5,000 each year

■	President, G&K Services Canada and Senior Vice Presidents — $5,000 each year

■	Vice President, General Counsel and Corporate Secretary — $3,500 each year

•	Executive physical

•	Leased automobiles for NEOs (in process of being phased out and replaced with a weekly taxable car allowance for those individuals who had a leased automobile)

Fringe Benefits
We periodically reassess our level of fringe benefits. In 2007, we redesigned our company-sponsored retirement program for United States non-union employees, including the United States NEOs, as well as for our union employees enrolled in the program, to maintain competitive retirement benefits while reducing the volatility of future company defined benefit pension costs. The new program, which took effect January 1, 2007, included freezing the qualified pension and SERP benefits and enhancing the 401(k) plan and the DEFCO. In fiscal 2008, we decided to phase out leased automobiles for NEOs over the next two years as automobiles come off lease. This fringe benefit was replaced with a weekly taxable car allowance. The following NEOs currently receive the following weekly car allowance: Mr. Wood – $413 CAD, Mr. Wright – $375 and Mr. Curran – $231.

Severance and Change-in-Control Benefits: Employment Agreements
Severance and change-in-control benefits include salary and certain benefits that are paid in the event of termination of employment under certain circumstances, including following a change in control. Severance and change-in-control benefits help attract executive talent, assist with the career transition of executives, and create an environment that provides for adequate business transition and knowledge transfer during times of change. The level of this severance protection is established to be competitive with market best practices. We utilize employment agreements for the following levels in our organization: CEO, Executive Vice President and Chief Financial Officer, President and Senior Vice President. Specifically, we have entered into employment agreements with Messrs. Milroy, Wright, Wood and Curran that provide benefits to the executive if the individual is terminated after a change in control of the company. Specifically, benefits are provided if the executive is terminated within one year following a change in control if the termination is by the employer without cause, or by the executive for good reason. The various key terms are defined specifically in each agreement. Severance benefits are payable in such circumstances. In the event of a change in control, and regardless of whether the executive is terminated, unvested equity awards will vest immediately upon the change in control, consistent with the provisions of our equity compensation plan.

These agreements were put in place and the related triggers were selected to assure that we will have the continued dedication, undivided loyalty and objective advice and counsel from these key executives in the event of a proposed transaction, or the threat of a transaction, which could result in a change in control of the company. We also believe that these agreements are beneficial to us because, in consideration for these severance arrangements, the executives agree to noncompetition and non-solicitation covenants for a period of time following termination of employment.

In fiscal 2009, we amended the employment agreements of Messrs. Milroy and Wright in connection with their respective promotions. Below is a summary of the changes:

Mr. Milroy:
The amendment to Mr. Milroy’s employment agreement (i) reflects his appointment to serve as Chief Executive Officer; (ii) provides for his resignation from all positions held with us if his employment with us is terminated, including any of our company boards on which he serves as a director; and (iii) establishes a severance benefit equal to 1.99 times his annual base salary upon a termination by us without cause or, following a change in control, upon a termination by Mr. Milroy for good reason (previously, Mr. Milroy’s employment agreement provided for a severance benefit equal to 11 months of base salary). At the time of the amendment to Mr. Milroy’s employment agreement, our Board of Directors, upon the recommendation of the Compensation Committee, modified the terms of Mr. Milroy’s compensation arrangements, including (i) an increased annual base salary to $550,000; (ii) a new MIP target incentive of 75% of his annual base salary; (iii) an award of 20,000 restricted shares of our common stock, vesting in equal installments on each of the next five anniversaries of the May 7, 2009 award date; (iv) an option to purchase up to 40,000 shares of our common stock, vesting in equal installments on each of the next three anniversaries of the May 7, 2009 grant date; and (v) financial planning services of up to $7,500 annually.

Mr. Wright:
The amendment to Mr. Wright’s employment agreement (i) reflects his appointment to serve as Executive Vice President and Chief Financial Officer; and (ii) provides for his resignation from all positions held with us if his employment with us is terminated, including any of our company boards on which he serves as a director. At the time of the amendment to Mr. Wright’s employment agreement, our Board of Directors, upon the recommendation of the Compensation Committee, approved an award to Mr. Wright of 15,000 restricted shares of our common stock, all of which will vest on May 7, 2012.

Why do we choose to pay each element?
We strive to effectively utilize elements of compensation under a total reward philosophy that combines annual and multi-year reward opportunities. Our intent is to develop a compensation program that rewards the annual accomplishment of the company’s goals and objectives while supporting our long-term business strategy. We want to encourage our executives to increase shareholder value.

How do we determine the amount/formula for each element?
Executive compensation is reviewed annually, as follows:

Compensation Committee Meeting
Held In:	Agenda
February	Compensation Committee reviews and approves the peer group composition
May	Compensation Committee reviews market data, establishes equity guidelines, reviews MIP design and establishes preliminary company financial performance targets for the upcoming fiscal year
June	Compensation Committee approves MIP design and company financial performance targets for the upcoming fiscal year
August	Compensation Committee reviews performance for prior year and approves merit increases, equity grants, and MIP payouts, provided our full Board of Directors approves all compensation actions for NEOs

Executive compensation is set at levels that the Compensation Committee believes to be competitive with those offered by employers of comparable size, growth and profitability in our industry and industries in general. Annually, the Compensation Committee reviews all elements of executive compensation, individually and in the aggregate, against market data for companies with which we compete for executive talent. The Hay Group works with our internal human resources and benefits professionals in conducting research and formulating recommendations for the Compensation Committee’s consideration to determine the levels and components of compensation to be provided for the fiscal year. The Hay Group also provides background material for consideration by the Compensation Committee with respect to compensation for our CEO. The Compensation Committee evaluates our executive compensation based on competitive market information from:

•	proxy data from a “peer group” of publicly-traded companies with similar industry sector (business services) and similar size (revenue, capitalization, number of employees); and

•	general survey data based on similar sized companies.

Peer Group Data
The various elements of our executive compensation program for fiscal 2009 were benchmarked relative to the compensation provided to executives of the following peer group:

•	Apogee Enterprises, Inc.

•	Bowne & Company

•	Cintas Corporation

•	Comfort Systems USA, Inc.

•	Clean Harbors Environmental Services, Inc.

•	Crawford & Company

•	Deluxe Corporation

•	Donaldson Company, Inc.

•	Exterran Holdings, Inc.

•	Invacare Corporation

•	Kinetic Concepts, Inc.

•	Mine Safety Appliances Company

•	Paychex, Inc.

•	Pentair, Inc.

•	Polaris Industries Inc.

•	Rollins, Inc.

•	The Toro Company

•	TrueBlue Inc.

•	Varian Medical Systems, Inc.

•	UniFirst Corporation

We annually review the peer group to ensure an appropriate mix of companies that are representative of the companies with which we compete for talent. During fiscal 2009, we decided to broaden our peer group to ensure that it includes appropriate service industry comparisons and other companies with headquarters located near our corporate headquarters. To that end, the following companies were added to our peer group analysis: Clean Harbors Environmental Services, Inc., Invacare Corporation, Polaris Industries Inc., The Toro Company and Varian Medical Systems, Inc.

General Survey Data
We benchmark NEO compensation to survey data based on job responsibility, generally using market median data from companies with comparable revenue. We also benchmark plan design, plan features, and participant eligibility as part of the overall analysis process.

Market data is only one reference point in making compensation decisions. We also consider the following key variables:

•	size and scope of the position and level of responsibility;

•	experience and capabilities of the NEO;

•	the NEO’s performance and potential;

•	internal equity (pay of related positions on the team);

•	unique market premiums for key positions;

•	the NEO’s compensation history; and

•	business complexity.

Disparity among NEOs
There are no policy differences with respect to the compensation of individual NEOs. The compensation disparity between our highest paid NEOs and other NEOs is due to the difference in nature among the positions, market factors, and the terms, if any, of the NEO’s employment agreement.

How does each element and our decision regarding that element fit into our overall compensation objectives and affect decisions regarding other elements?
In general, an NEO’s compensation at target is weighted more heavily on variable performance-based compensation than on fixed base compensation. This pay mix supports the role of the NEOs in enhancing value to shareholders over the long-term. The variable pay components at target (annual and long-term incentives) represented more than one-half of the total pay opportunity for all NEOs, all of which are at risk. Through this mix of pay, performance has a significant effect on the amount of compensation realized by NEOs. In making actual individual pay decisions, the Compensation Committee considers company performance and individual NEO performance.

Tax Considerations
Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation in excess of $1 million paid to our NEOs, unless the compensation constitutes “qualified performance-based compensation,” as defined in Section 162(m). While the Compensation Committee considers the deductibility of compensation arrangements as an important factor in compensation decisions for executives, deductibility is not the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation. We believe that to remain competitive, we must maintain a compensation program that will continue to attract, retain, and reward the executive talent necessary to maximize shareholder return.

Compensation Committee Report
The Compensation Committee of our Board of Directors has furnished the following report:

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the company’s management. Based on that review and discussion, the Compensation Committee has recommended to the company’s Board of Directors that the Compensation Discussion and Analysis be included in the company’s proxy statement for the 2009 annual meeting of shareholders.

Wayne M. Fortun J. Patrick Doyle John S. Bronson

The Compensation Committee Report set forth above will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate such reports by reference, and such report will not otherwise be deemed to be soliciting materials or to be filed under such acts.

Fiscal 2009 Summary Compensation Table
The table below shows the compensation of our NEOs for services in all capacities to the company in fiscal 2009, except as otherwise indicated. This table also includes compensation information for Mr. Marcantonio, our former Chairman and Chief Executive Officer, and for David M. Miller, our former President U.S. Rental Operations. For a discussion of the amount of an NEO’s salary and bonus in proportion to his total compensation, see the Compensation Discussion and Analysis on pages 4 to 11.

On May 7, 2009, we mutually agreed with Richard L. Marcantonio to the termination of Mr. Marcantonio’s employment with us, effective as of the close of business on May 7, 2009. At the same time, Mr. Marcantonio resigned from all his positions with us and our subsidiaries and affiliates. In accordance with Mr. Marcantonio’s then existing employment agreement, Mr. Marcantonio was eligible for severance benefits (such benefits are subject to continued compliance with the surviving terms and conditions of his employment agreement and the separation agreement into which we entered with Mr. Marcantonio). The cash value of such benefits is described in footnote 3 to the “All Other Compensation” table on page 13. In addition, in accordance with the terms of his then existing employment agreement, all unvested outstanding restricted stock and stock options held by Mr. Marcantonio vested as of the close of business on May 7, 2009, pursuant to the terms of each grant or award and the plans under which they were made. Payments due to Mr. Marcantonio under our Pension Plan, SERP, DEFCO and 401(k) Plan will be paid in accordance with the terms of each plan.

David Miller, our former President U.S. Rental Operation, was employed with us through October 22, 2008. In accordance with Mr. Miller’s then existing employment agreement, Mr. Miller received certain severance benefits which are described in footnote 3 to the “All Other Compensation” table on page 13.

We believe that our compensation practices are fair and reasonable. Our NEOs are not guaranteed salary increases or bonus amounts. Pension benefits have been frozen and were calculated on salary and bonus only; the proceeds earned on equity or other equity-based performance awards were not part of the pension calculation. We do not guarantee a return or provide above-market returns on compensation that has been deferred. We have not repriced stock options, and we do not grant reload options. We believe our compensation program holds our NEOs accountable for our financial and competitive performance and for their individual contribution toward that performance, and we do not believe that our compensation practices encourage unnecessary risks.

							Change in
							Pension Value
				Restricted		Non-Equity	and Nonqualified
				Stock	Stock	Incentive	Deferred		All Other
		Salary	Bonus	Awards	Options	Compensation	Compensation		Compensation
NEO	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Earnings ($)(6)		($)(7)	Total ($)
Douglas A. Milroy, Chief Executive Officer	2009	348,821	N/A	125,528	192,714	100,000	N/A	(8)	78,781	845,844
	2008	301,995	45,000	67,485	100,587	135,664	N/A	(8)	54,108	704,839
	2007	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A
Jeffrey L. Wright,	2009	355,154	N/A	188,136	184,496	78,594	15,178		90,546	912,104
Executive Vice President and Chief	2008	341,348	N/A	146,829	143,117	265,594	–	(9)	87,286	984,174
Financial Officer	2007	312,404	N/A	113,898	87,318	115,349	32,919		86,471	748,359

Robert G. Wood,	2009	369,260	N/A	116,887	163,433	46,157	N/A	(10)	59,483	755,220
President – G&K	2008	423,207	N/A	99,923	119,784	154,607	N/A		91,251	888,772
Services Canada	2007	377,460	N/A	75,113	73,963	81,969	N/A		149,863	758,368
Timothy N. Curran,	2009	264,363	N/A	65,771	51,814	44,000	4,667		106,408	537,023
Senior Vice	2008	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A
President, U.S. Field	2007	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A

Jeffrey L. Cotter	2009	220,742	N/A	17,493	15,214	31,501	N/A	(8)	20,608	305,558
Vice President, General Counsel and	2008	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A
Corporate Secretary	2007	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A

Richard L. Marcantonio,	2009	709,519	N/A	1,014,349	1,062,525	–	49,906		2,516,052	5,352,351
Departed Chairman	2008	696,369	N/A	459,213	571,687	766,662	1,911	(12)	247,225	2,743,067
and CEO (11)	2007	666,346	N/A	249,101	219,214	366,201	74,845		244,516	1,820,223
David M. Miller,	2009	112,681	N/A	128,260	189,270	–	2,729		370,767	803,707
Departed President	2008	306,111	N/A	95,135	158,600	132,088	–	(14)	60,701	752,635
US Rental Operations (13)	2007	297,194	N/A	55,713	89,566	77,950	25,997		40,841	587,261

(1)	The annual base salary rate set by the Compensation Committee for fiscal 2009 (effective September 1, 2008) for each NEO was as follows: Mr. Milroy $318,206, adjusted to $550,000 effective as of May 7, 2009; Mr. Wright: $357,245; Mr. Wood: $427,137 CAD (in the table above, Mr. Wood’s fiscal 2009 base salary has been converted to USD using an average exchange rate for fiscal 2009 of 0.8645); Mr. Curran $275,000; Mr. Cotter $225,000; Mr. Marcantonio: $725,000; and Mr. Miller: $315,352. The annual base salary rate set by the Compensation Committee for fiscal 2008 (effective September 1, 2007) for each NEO was as follows: Mr. Marcantonio: $700,000; Mr. Wright: $345,164; Mr. Miller: $307,661; Mr. Wood: $427,137 CAD (in the table above, Mr. Wood’s fiscal 2008 base salary was converted to USD in the table above using an average exchange rate for fiscal 2008 of 0.9908); and Mr. Milroy: $304,504. Messrs. Curran and Cotter were not executive officers prior to the beginning of fiscal 2009; thus, their base salaries were not determined by the Compensation Committee. The annual base salary rate set by the Compensation Committee for fiscal 2007 (effective September 1, 2006) for each NEO was as follows: Mr. Marcantonio: $675,000; Mr. Wright: $315,000; Mr. Miller: $298,700; Mr. Wood: $427,137 CAD (in the table above, Mr. Wood’s fiscal 2007 base salary was converted to USD in the table above using an average exchange rate for fiscal 2007 of 0.8837).

(2)	Our MIP is performance-based. In accordance with SEC requirements, these amounts are reported in the Non-Equity Incentive Plan Compensation table and column. In fiscal 2008, Mr. Milroy received a discretionary bonus equal to 15% of his base salary, or $45,000, for his significant contributions involving the implementation of SAP software into Lion Uniform Group; the development of a revised plan for the introduction of Dockers® apparel in the company utilizing existing facilities; and for playing a key advisory role on a key new project affecting the company’s service organization (the key new project was in addition to his other assigned responsibilities).

(3)	Shown is the expense recognized in our financial statements for fiscal years 2009, 2008 and 2007 under FAS 123(R) for all restricted stock awards held by each NEO. This amount is comprised of the fair market value of restricted stock granted from July 2002 through June 2009, which were allocated to service provided by the NEO during fiscal years 2007, 2008, and 2009. Accounting estimates of forfeitures are not included in these figures. Mr. Miller forfeited 13,109 shares of restricted stock in October 2009.

(4)	Shown is the expense recognized in our financial statements for fiscal years 2009, 2008 and 2007 under FAS 123(R) for all outstanding stock option awards held by each NEO. This amount is comprised of the fair market value of stock options granted from July 2004 through June 2009, which were allocated to service provided by the NEO during fiscal years 2007, 2008 and 2009. Accounting estimates of forfeitures are not included in these figures. Assumptions used in the valuation of stock option awards are set forth in Note 10 to our audited financial statements for the year ended June 27, 2009. Mr. Miller forfeited 47,829 options in October 2009.

(5)	Includes MIP performance amounts earned in fiscal years 2009, 2008 and 2007.

(6)	We do not pay above market earnings on deferred compensation. Therefore, no amounts are reported in this column for deferred compensation. For qualified and non-qualified plan benefits this represents (i) the actuarial present value of the accumulated benefit as of the last day of the fiscal year and valued as of the last day of the fiscal year minus (ii) the actuarial present value of the accumulated benefit as of first day of the fiscal year and valued as of the first day of the fiscal year. The benefits have been valued assuming benefits commence at age 65 and using FAS 87 assumptions for mortality, assumed payment form and discount rates in effect at the measurement dates. Mr. Wood is not eligible to participate in our Pension Plan, SERP, DEFCO, or 401(k) plan. Instead, he participates in a Canadian pension program and a retirement compensation arrangement.

(7)	The value of perquisites and other personal benefits is provided in this column (see table below).

(8)	Messrs. Milroy and Cotter do not participate in our SERP or our Pension Plan.

(9)	For fiscal year 2008, the change in value for Mr. Wright was ($2,944) under our Pension Plan and ($13,741) under our SERP.

(10)	Mr. Wood is not covered by our U.S. qualified and non-qualified retirement plans.

(11	On May 7, 2009, we mutually agreed with Richard L. Marcantonio to terminate Mr. Marcantonio’s employment with us, effective as of the close of business on May 7, 2009.

(12)	For fiscal year 2008, the change in value for Mr. Marcantonio was $1,911 under our Pension Plan and ($20,345) under our SERP.

(13)	David M. Miller, our former President U.S. Rental Operations, was employed with us through October 22, 2008.

(14)	For fiscal year 2008, the change in value for Mr. Miller was ($2,328) under our SERP. Mr. Miller did not participate in our Pension Plan.

All Other Compensation
					Financial
					Planning
					and Club
		Tax		Severance	Dues		401(k)	DEFCO	Taxable		Executive	Total Other
NEO	Year	Gross-up ($)(1)	Loan ($)(2)	Payments ($)(3)	($)(4)	Car ($)(5)	Match ($)(6)	Match ($)(7)	Life ($)(8)	Pension ($)(9)	LTD ($)(10)	Compensation
Douglas A. Milroy	2009	–	–	–	1,507	16,779	10,762	49,733	–	–	–	78,781
	2008	–	–	–	–	16,058	5,068	32,982	–	–	–	54,108
	2007	N/A	–	–	N/A	N/A	N/A	N/A	–	–	–	N/A
Jeffrey L. Wright	2009	–	–	–	443	18,268	9,917	61,918	–	–	–	90,546
	2008	16,350	–	–	250	17,793	10,043	42,850	–	–	–	87,286
	2007	22,763	–	–	9,988	17,132	7,173	29,415	–	–	–	86,471
Robert G. Wood	2009	–	–	–	–	17,247	–	–	871	40,333	1,032	59,483
	2008	21,809	–	–	–	25,969	–	–	1,040	41,250	1,183	91,251
	2007	32,147	–	–	98	25,535	–	–	855	90,045	1,183	149,863
Timothy N. Curran	2009	26,580	–	–	–	45,511	10,562	23,755	–	–	–	106,408
	2008	N/A	–	–	N/A	N/A	N/A	N/A	–	–	–	N/A
	2007	N/A	–	–	N/A	N/A	N/A	N/A	–	–	–	N/A
Jeffrey L. Cotter	2009	–	–	–	192	–	10,289	10,127	–	–	–	20,608
	2008	N/A	–	–	N/A	N/A	N/A	N/A	–	–	–	N/A
	2007	N/A	–	–	N/A	N/A	N/A	N/A	–	–	–	N/A
Richard L. Marcantonio	2009	–	–	2,276,351	10,000	20,943	17,456	191,302	–	–	–	2,516,052
	2008	32,113	40,000	–	5,000	22,777	13,153	134,182	–	–	–	247,225
	2007	74,097	40,000	–	10,338	22,703	12,390	84,988	–	–	–	244,516
David M. Miller	2009	7,048	–	321,124	2,500	12,000	3,708	24,387	–	–	–	370,767
	2008	–	–	–	–	18,614	9,489	32,598	–	–	–	60,701
	2007	–	–	–	2,500	17,527	5,716	15,098	–	–	–	40,841

(1)	For Mr. Marcantonio, this amount includes tax gross-ups on restricted stock granted in 2002 and 2003 and a tax-gross-up on the taxes due on the forgiven portion of his loan repayment (final payment was made July 2007). For Mr. Wood, these amounts include tax gross-ups on restricted stock granted in 2001. For Mr. Wright, these amounts include tax gross-ups on restricted stock granted in 2000 and 2001. For Mr. Curran, this amount includes $7,981 for tax gross-ups on the payment of relocation expenses and $18,599 for tax gross-ups on the company’s purchase of his vehicle upon his promotion to Senior Vice President, U.S. Field in October 2009. For Mr. Miller, this amount represents the gross-up on the payment of the employer-paid portion of group health benefits.

(2)	Includes final loan amount forgiven for Mr. Marcantonio.

(3)	Severance amounts for Mr. Marcantonio include (i) $2,167, 750, of which $490,000 was paid in a lump sum and the remainder will be paid in equal weekly installments for 12 months starting November 7, 2009, (ii) $60,417 paid in lieu of the company providing 30 days notice; (iii) $11,084 for the employer-paid portion of group health benefit costs, (iv) $25,000 for outplacement expenses and (v) $12,100 payable on November 7, 2009, the six-month anniversary of Mr. Marcantonio’s termination date. Severance amounts for Mr. Miller include (i) $289,073, payable in equal weekly installments of $6,046, (ii) $10,301 for the employer-paid portion of group health benefit costs, (iii) $12,000 for outplacement expenses and (iv) $9,750 relating to his car allowance.

(4)	Includes monthly dues and expense for country club (which were eliminated in fiscal year 2008) and fees paid by us on behalf of the NEO for financial planning. In fiscal year 2008, financial planning was capped at $5,000 per calendar year for the Chairman and CEO and $2,500 per calendar year for the remaining NEOs. The cap on financial planning was increased in June 2008 to $7,500 per calendar year for the Chairman and CEO, $5,000 per calendar year for the President, G&K Services Canada, Executive Vice Presidents and Senior Vice Presidents and $3,500 per calendar year for Vice Presidents. The amount reflected for Mr. Marcantonio for fiscal 2009 includes a portion paid in calendar 2008 and a portion paid in calendar 2009. The amount reflected for Mr. Wright in fiscal year 2007 includes $8,114 for country club dues and $1,874 for financial planning. The amount reflected for Mr. Marcantonio for fiscal year 2007 includes $3,438 for country club dues and $6,900 for financial planning. All other amounts are for financial planning only.

(5)	The amount was calculated based on the cost of the leased vehicle to the company including lease, insurance, gas and maintenance, plus the weekly car allowance, if applicable. The amount reflected for Mr. Curran includes $16,298 for the cost of the leased vehicle and weekly car allowance and $29,213 for the company’s purchase of his vehicle upon his promotion to Senior Vice President, U.S. Field in October 2009.

(6)	Includes company match on 401(k) and non-elective contributions.

(7)	Includes company match on DEFCO and non-elective contributions.

(8)	Includes fees paid by us for taxable life insurance.

(9)	Includes a one-time cash contribution of $75,000, a company match to a Canadian retirement plan for Mr. Wood and contributions by us to a Canadian retirement compensation arrangement for Mr. Wood.

(10)	Includes fees paid by us for an executive long-term disability plan for Mr. Wood.

Grants of Plan-Based Awards in Fiscal 2009
The following table shows the grants of plan-based awards to the NEOs in fiscal 2009. All awards identified by a grant date and approval date reflect awards made under our 2006 Equity Incentive Plan. Awards with no grant date or award date denoted reflect awards under our MIP.

											All Other	All Other		Grant
											Stock	Option	Exercise	Date Fair
											Awards:	Awards:	or Base	Value of
			Estimated Possible Payouts					Estimated Future			Number of	Number	Price of	Stock and
			Under Non-Equity Incentive					Payouts Under Equity			Shares of	of Shares	Option	Option
		Approval	Plan Awards ($)(1)					Incentive Plan Awards			Stock or	of Stock	Awards	Awards
Name	Grant Date	Date	Minimum	Target		Maximum		Threshold	Target	Maximum	Units(3)	or Units(4)	($)(5)	($)(6)

Douglas A. Milroy	8/21/08	8/21/08									6,105	16,284	34.27	329,231
	5/7/09	5/7/09									20,000	40,000	23.68	736,800
			–	412,500	(2)	825,000	(2)
Jeffrey L. Wright	8/21/08	8/21/08									5,165	13,779	34.27	278,555
	5/7/09	5/7/09									15,000	–	23.68	355,200
			–	196,485		392,970
Robert G. Wood	8/21/08	8/21/08									4,695	12,525	34.27	253,207
			–	184,632		369,264
Timothy N. Curran	8/21/08	8/21/08									2,120	5,655	34.27	114,330
	9/23/08	9/23/08									–	5,000	35.92	38,650
			–	110,000		220,000
Jeffrey L. Cotter	8/21/08	8/21/08									1,490	3,972	34.27	80,336
			–	90,000		180,000
Richard L. Marcantonio	8/21/08	8/21/08									13,600	54,300	34.27	953,686
			N/A	N/A		N/A
David M. Miller	8/21/08	8/21/08									3,995	10,647	34.27	215,377
			N/A	N/A		N/A

(1)	These columns reflect minimum, target, and maximum payouts under our MIP for fiscal 2009. Mr. Wood’s target was converted to USD using an exchange rate of 0.8645. The maximum payouts for NEOs and other executives reporting to the CEO were determined based on a formula for the financial measures as follows: for each 5% above the EPS target, the payout factor increased by 7.14% and for each 6.25% of company total revenue above target, the payout factor increased by 12.5%. The actual amount earned by each NEO is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation table. Over the past three years, the payout percentage has ranged from 0% to 146% of each executive participant’s target award opportunity for these measures, with an average payout percentage equal to approximately 70.5% of the target award opportunity. MIP payouts are currently capped at 200% of target.

(2)	Subject to the provisions of Section 162(m) of the Internal Revenue Code, we may pay a portion of any incentive payments to Mr. Milroy under the terms of our 2006 Equity Incentive Plan.

(3)	The stock awards granted to NEOs in fiscal 2009 were restricted stock awards. Each share of restricted stock represents the right to receive a share of our common stock on the vesting date. Restricted stock vests in five equal installments beginning on the first anniversary of the grant date, except that the grant of 15,000 restricted shares to Mr. Wright on May 7, 2009 all vest on the third anniversary of the grant date. Dividends are paid on these shares.

(4)	Each stock option granted to an NEO in fiscal 2009 represents the right to purchase a share of our common stock at a specified exercise price subject to the terms and conditions of the option agreement. These options have a ten year term and vest and become exercisable in three equal installments beginning on the first anniversary of the grant date.

(5)	The exercise price is the fair market value of our common stock on the day the option was granted. Fair market value is set based on market close on the grant date.

(6)	This column represents the grant date fair value of each equity award granted during fiscal 2009, which is calculated in accordance with FAS 123(R). By contrast, the amount shown for stock and option awards in the Summary Compensation Table is the amount recognized by the company for financial statement purposes in fiscal 2008 for awards granted in fiscal 2009 and prior years to the NEOs. None of the options or other equity awards granted to the NEOs was repriced or otherwise modified. For information regarding our equity compensation grant practices, see the Compensation Discussion and Analysis on page 8.

Outstanding Equity Awards at Fiscal Year-End 2009
The following table shows the outstanding equity awards for each of the NEOs:

	Option Awards
	Number of	Number of				Stock Awards
	Securities	Securities				Number of	Market Value of
	Underlying	Underlying				Shares or Units	Shares or Units
	Unexercised	Unexercised		Option	Option	of Stock that	of Stock That
	Options	Options		Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable		Price ($)	Date(1)	Vested(2)	Vested($)(3)
Douglas A. Milroy	6,000	3,000	(4)	$39.97	11/20/2016	33,017	735,619
	2,128	4,256	(5)	$39.82	08/23/2017
	–	25,000	(6)	$41.17	11/15/2014
	–	16,284	(7)	$34.27	08/21/2018
	–	40,000	(8)	$23.68	05/07/2019
Jeffrey L. Wright	1,540	–		$41.56	09/01/2009	31,198	695,091
	2,639	–		$28.50	09/01/2010
	3,220	–		$27.95	09/01/2011
	10,000	–		$35.69	01/02/2013
	10,002	–		$32.57	08/25/2013
	5,700	–		$36.41	08/31/2014
	9,501	–		$42.97	09/01/2015
	8,080	4,040	(9)	$33.11	09/01/2016
	2,313	4,626	(5)	$39.82	08/23/2017
	–	25,000	(6)	$41.17	11/15/2014
	–	13,779	(7)	$34.27	08/21/2018
Robert G. Wood	1,560	–		$41.56	09/01/2009	12,355	275,269
	6,000	–		$35.69	01/02/2013
	6,000	–		$32.57	08/25/2013
	7,300	–		$36.41	08/31/2014
	6,150	–		$42.97	09/01/2015
	1,350	–		$39.09	02/22/2016
	5,154	2,577	(9)	$33.11	09/01/2016
	1,758	3,516	(5)	$39.82	08/23/2017
	–	25,000	(6)	$41.17	11/15/2014
	–	12,525	(7)	$34.27	08/21/2018
Timothy N. Curran	3,000	–		$39.19	01/26/2014	6,713	149,566
	4,000	–		$36.41	08/31/2014
	4,002	–		$42.97	09/01/2015
	3,654	1,827	(9)	$33.11	09/01/2016
	1,002	2,004	(5)	$39.82	08/23/2017
	–	5,655	(7)	$34.27	08/21/2018
	–	5,000	(10)	$35.92	09/23/2018
Jeffrey L. Cotter	1,000	–		$39.44	02/03/2016	2,376	52,937
	328	164	(9)	$33.11	09/01/2016
	159	318	(5)	$39.82	08/23/2017
	–	3,972	(7)	$34.27	08/21/2018
Richard L. Marcantonio	100,000	–		$31.32	12/31/2009	–
	10,000	–		$35.69	12/31/2009
	17,220	–		$32.57	12/31/2009
	14,640	–		$36.41	12/31/2009
	21,000	–		$42.97	12/31/2009
	26,001	–		$33.11	09/01/2016
	33,000	–		$39.82	08/23/2017
	60,000	–		$41.17	11/15/2014
	54,300	–		$34.27	08/21/2018
David M. Miller	–	–		–	–	–	–

(1)	For each option shown, the expiration date is the tenth anniversary of the date the option was granted, except for those options referenced in footnote 6.

(2)	The following table indicates the dates when the shares of restricted stock held by each NEO vest and are no longer subject to forfeiture:

Vesting Date	Douglas A. Milroy	Jeffrey L. Wright	Robert G. Wood	Timothy N. Curran	Jeffrey L. Cotter
08/21/2009	1,221	1,033	939	424	298
08/23/2009	1,278	1,389	1,056	603	184
08/31/2009		390
09/01/2009		1,907	1,222	816	50
11/20/2009	600
02/22/2010			90
05/07/2010	4,000
08/21/2010	1,221	1,033	939	424	298
08/23/2010	1,278	1,389	1,056	603	184
09/01/2010		1,907	1,222	816	50
11/20/2010	600
02/22/2011			90
05/07/2011	4,000
08/21/2011	1,221	1,033	939	424	298
08/23/2011	1,278	1,389	1,056	603	184
09/01/2011		1,273	812	549	50
11/20/2011	600
05/07/2012	4,000	15,000
08/21/2012	1,221	1,033	939	424	298
08/23/2012	1,278	1,389	1,056	603	184
05/07/2013	4,000
08/21/2013	1,221	1,033	939	424	298
05/07/2014	4,000

Total	33,017	31,198	12,355	6,713	2,376

(3)	Calculated by multiplying the number of restricted shares by $22.28, the closing price of our common stock on June 26, 2009, the last business day of the fiscal year. Dividends are paid on these shares.

(4)	These options continue to vest and the remaining shares become exercisable on November 20, 2009, assuming continued employment.

(5)	These options continue to vest and the remaining shares become exercisable in two equal installments on August 23, 2009 and August 23, 2010, assuming continued employment.

(6)	These options cliff vest and become exercisable on November 15, 2010, assuming continued employment.

(7)	These options continue to vest and the remaining shares become exercisable in three equal installments on August 21, 2009, 2010, and 2011, assuming continued employment.

(8)	These options continue to vest and the remaining shares become exercisable in three equal installments on May 7, 2010, 2011, and 2012, assuming continued employment.

(9)	These options continue to vest and the remaining shares become exercisable on September 1, 2009, assuming continued employment.

(10)	These options continue to vest and the remaining shares become exercisable in three equal installments on September 23, 2009, 2010, and 2011, assuming continued employment.

Fiscal 2009 Option Exercises and Stock Vested
The following table lists the number of shares acquired and the value realized as a result of option exercises by the NEOs in fiscal 2009 and the value of any restricted stock units that vested in fiscal 2009:

	Option Awards
	Number of Shares		Stock Awards
	Acquired on	Value Realized on	Number of Shares	Value Realized on
Name	Exercise	Exercise ($)	Acquired on Vesting	Vesting ($)(1)
Douglas A. Milroy	–	–	1,878	56,510
Jeffrey L. Wright	–	–	3,686	127,977
Robert G. Wood	–	–	2,278	79,212
Timothy N. Curran	–	–	1,419	49,309
Jeffrey L. Cotter	–	–	234	8,183
Richard L. Marcantonio	–	–	41,152	1,053,394
David M. Miller	–	–	1,686	58,794

(1)	Calculated by multiplying the closing price on the date of vesting times the number of shares.

Fiscal 2009 Pension Benefits
The following table shows the present value as of June 30, 2009 of the benefit of the NEOs under our qualified and nonqualified defined benefit pension plans:

		Number of Years of
		Service Credited
		Under Plan at FAS		Present Value of		Payments During
		Measurement Date		Accumulated Benefit		Last Fiscal Year
Name	Plan Name	(#)		($)		($)

Douglas A. Milroy	G&K Services Pension Plan		(1)		(1)		(1)
	G&K Services SERP		(1)		(1)		(1)
Jeffrey L. Wright	G&K Services Pension Plan	8.00		$47,230		$0
	G&K Services SERP	8.00		$111,463		$0
Robert G. Wood	G&K Services Pension Plan		(2)		(2)		(2)
	G&K Services SERP		(2)		(2)		(2)
Timothy N. Curran	G&K Services Pension Plan	3.00		$20,433		$0
	G&K Services SERP	3.00		$31,123		$0
Jeffrey L. Cotter	G&K Services Pension Plan		(3)		(3)		(3)
	G&K Services SERP		(3)		(3)		(3)
David M. Miller	G&K Services Pension Plan		(4)		(4)		(4)
	G&K Services SERP	1.00		$28,447		$0
Richard L. Marcantonio	G&K Services Pension Plan	5.00		$71,741		$0
	G&K Services SERP	5.00		$533,278		$0

(1)	Mr. Milroy does not participate in our Pension Plan or our SERP.

(2)	Mr. Wood is not covered by our U.S. qualified and non-qualified retirement plans.

(3)	Mr. Cotter does not participate in our Pension Plan or our SERP.

(4)	Mr. Miller did not participate in our Pension Plan.

G&K Services Pension Plan
Our NEOs (with the exception of Messrs. Milroy, Wood, and Cotter) participate in our Pension Plan. Effective December 31, 2006, benefits under this plan were frozen, meaning the accrual of future benefits under the plan was discontinued. Benefits are the greater of the amounts determined under the 1989 pension formula or, if the participant is eligible, under the 1988 pension formula.

The 1989 pension formula is 2/3rds of 1% of participant’s average compensation plus one-half of 1% of average compensation in excess of covered compensation, multiplied by benefit accrual service at December 31, 2006 (or termination, if earlier), not to exceed 30.

The 1988 pension formula:

•	Eligibility – if a participant had an accrued benefit under the Pension Plan as of December 31, 1988, and the participant was not a “Highly Compensated Employee” during the 1989 plan year, the participant is eligible to continue to earn benefits under the 1988 pension formula until the earliest of December 31, 2006, termination, or the end of the year preceding the plan year in which the participant became a Highly Compensated Employee.

•	Formula – 50% of the participant’s average compensation, less 75% of the estimated primary social security benefit, multiplied by years of benefit accrual service at December 31, 2006 (or termination, if earlier), not to exceed 30, divided by 30.

Compensation generally means wages, salaries, and other amounts earned for services provided to us, including, among other items, commissions, incentives, bonuses, and pre-tax contributions to the 401(k) plan. Compensation excludes, among other items, deferrals to deferred compensation plans, amounts realized from restricted stock, stock options, and fringe benefits. Average compensation is the average of the five highest consecutive years of compensation out of the ten consecutive years preceding December 31, 2006 (or termination, if earlier). Covered compensation is the average of social security taxable wage bases for the 35-year period ending with the participant’s social security retirement age. An employee attains normal retirement age on the later of the date he or she attains age 65 or the fourth anniversary of the first day of the plan year in which the employee became a participant in the plan. A participant is vested after completing five years of vesting service and is then eligible for vested termination benefits. A vested terminated participant is eligible to commence benefits as early as age 55, in which case, benefits are reduced 6 2/3% for each of the first five years commencement precedes normal retirement age and 3 1/3% for each year thereafter. A participant is eligible for subsidized early retirement benefits if termination occurs after age 60 with at least 30 years of benefit accrual service, in which case, benefits are reduced 3% for each year commencement precedes normal retirement age.

None of the NEOs are currently eligible for subsidized early retirement benefits.

The normal payment form is the life only annuity. A variety of other payment forms are available, all equivalent in value if paid over an average lifetime.

The present value of benefits shown in the Pension Benefits Table and the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table is the discounted value of the life only benefit to commence at age 65. The present values were determined using assumptions consistent with those used for our Pension Plan financial reporting purposes under SFAS 87 unless otherwise directed by SEC Regulation S-K. Some of those assumptions are as follows:

•	benefits were assumed to commence at age 65;

•	the assumed form of payment was the life only payment form;

•	all values were determined as of June 30, 2007, 2008 or 2009 as appropriate;

•	the discount rate used to determine values was 6.40%, 7.20% and 6.9% as of June 30, 2007, 2008 and 2009, respectively; and

•	no pre-retirement mortality, retirement, withdrawal or disability was assumed.

Mr. Wood, a Canadian citizen, is not covered by our US pension and SERP plans. Mr. Wood is covered by a defined contribution plan pursuant to which we contribute 2% of his base salary and match his contributions of up to 6% of base salary. The Canadian government sets a limit for total contributions, which for 2009 is $21,000 CAD, to be inflation adjusted each year. If this limit is reached, Mr. Wood is covered by a retirement compensation arrangement, or RCA. Under the RCA, we continue to contribute an amount equal to 2% of Mr. Wood’s salary and match Mr. Wood’s contributions of up to 6% of base pay. One-half of the money contributed to the RCA is held by a trustee and is invested in widely available mutual funds. The other one-half is held by the Canadian government as a refundable tax. One-half of all earnings on funds invested by the trustee is also paid to the Canadian government and is also held as a refundable tax.

SERP
The NEOs (with the exception of Messrs. Milroy, Wood, Curran and Cotter) participate in our SERP. Effective December 31, 2006, benefits under the plan were frozen, meaning the accrual of future benefits under the plan was discontinued.

Benefits under the plan are determined as 50% of average compensation, multiplied by the ratio of benefit accrual service at December 31, 2006 (or termination, if earlier), divided by projected benefit accrual service to age 60 (no less than 30) determined as of December 31, 2006. If, at December 31, 2006, the participant was at least age 60, then the ratio is benefit accrual service at December 31, 2006 (or termination, if earlier), not to exceed 30, divided by 30.

Compensation is generally equal to the compensation used for purposes of our Pension Plan, but also includes any deferrals the participant made to a deferred compensation plan sponsored by the company. Average compensation is the average of the five highest consecutive years of compensation out of the ten consecutive years preceding December 31, 2006 (or termination, if earlier). An employee attains normal retirement age on the date he or she attains age 65. A participant is vested after completing five years of participation service. A vested terminated participant is eligible to commence benefits as early as age 55. A participant is eligible for early retirement benefits if termination occurs after attainment of age 55 and the participant is vested. In either case, the benefit determined for commencement prior to age 65 is the age 65 benefit, before reduction for our Pension Plan benefit offset, reduced 3 1/3% for each of the first five years commencement precedes age 65 and 6 2/3% for each year thereafter. This is also reduced by our Pension Plan benefit as reduced for commencement under the terms of that plan as of the same date.

The normal payment form is the life only annuity. A variety of other payment forms are available, all equivalent in value if paid over an average lifetime. Distributions are subject to compliance with Section 409A of the Internal Revenue Code.

The SERP contains a non-compete provision. If the participant enters into competition with the company during the three year period following termination of employment, benefits under the SERP are forfeited. This provision is waived for participants working with the company beyond age 65.

The present value of benefits shown in the Pension Benefits Table and the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table is the discounted value of the life only benefit to commence at age 65. The present values were determined using assumptions consistent with those used for our SERP financial reporting purposes under SFAS 87 unless otherwise directed by SEC Regulation S-K. Some of those assumptions are as follows:

•	benefits were assumed to commence at age 65;

•	the assumed form of payment was the life only payment form;

•	all values were determined as of June 30, 2007, 2008 or 2009 as appropriate;

•	the discount rate used to determine values was 6.30%, 7.05% and 6.9% as of June 30, 2007, 2008 and 2009, respectively; and

•	no pre-retirement mortality, retirement, withdrawal or disability was assumed.

DEFCO
Our DEFCO is a non-qualified plan that provides our executives and NEOs with the opportunity to defer up to 25 percent of base salary and 50 percent of incentive compensation.

Participants’ deferred cash accounts earn a monthly rate of return which tracks the investment return achieved under certain participant-selected investment funds. Participants are eligible to change their investment mix at any time. We credit deferred accounts with additional amounts equal to the value of the matching contributions. At the time of the initial deferral election, participants must also select a distribution date (no later than age 65) and form of payment for normal retirement. Participants may elect to receive distributions in a single payment or installments.

The following table shows contributions to the NEOs’ deferred compensation account in fiscal 2009 and the aggregate amount of deferred compensation as of June 30, 2009:

	Executive	Registrant		Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
Name	Last FY ($)(1)	Last FY ($)(2)	in Last FY ($)(3)	Distributions ($)	($)
Douglas A. Milroy	176,357	49,733	(84,481)	–	330,977
Jeffrey L. Wright	62,051	61,918	(169,166)	–	523,942
Robert G. Wood	–	–	–	–	N/A
Timothy N. Curran	29,471	23,755	(39,879)	–	198,449
Jeffrey L. Cotter	2,163	10,127	(238)	–	14,519
Richard L. Marcantonio	263,963	191,302	(351,157)	(151,836)	896,432	(4)
David M. Miller	23,855	24,387	(45,016)	(62,123)	17,503	(4)

(1)	Amounts in this column reflect salary deferrals by the NEO in fiscal year 2009. These amounts are also included in the “Salary” column of the Summary Compensation Table. We match 50% of the NEO’s deferral election up to 10% of both base salary and incentive pay (amounts deferred above 10% are not matched). We make company retirement contributions equal to 2.5% of each NEO’s cash compensation, including pay that exceeds the IRS compensation limit to the NEO’s DEFCO account. If an NEO’s pay exceeds the IRS compensation limit, we will also make a company retirement contribution equal to 4% of the NEO’s cash compensation over the IRS compensation limit.

(2)	Amounts in this column represent contributions made by us during fiscal year 2009. These amounts are also reflected in the “All Other Compensation” that is reported in the Summary Compensation Table.

(3)	The amounts in this column are not included in the Summary Compensation Table because they are not above-market or preferential earnings on deferred compensation. Earnings are based on indices of widely available mutual funds.

(4)	Excludes amounts forfeited by the executive upon termination.

Potential Post-Employment Payments

Severance
Pursuant to the terms of existing employment agreements, we are required to make certain payments and to extend certain benefits to Messrs. Milroy, Wright, Wood and Curran in the event of any termination of any such employment agreements with each executive or the executive’s employment thereunder. Specifically, in the event that an executive’s employment under the agreement is terminated by us without cause, we must provide to such executive the following benefits:

•	we must provide the executive with 30 days written notice of termination;

•	if the executive signs and does not revoke a release, we must pay to such executive, as separation pay, an amount equal to 11 months of such executive’s monthly base salary in effect as of the actual date of termination (or, in the case of Mr. Milroy, an amount equal to 1.99 times his annual base salary in effect as of the actual date of termination), such separation pay being made in weekly payments, subject to the terms of such release; some payment may be subject to a delay of six months to comply with tax code section 409A;

•	if such executive (or any individual receiving group health plan benefits through him) is eligible under applicable law to continue participation in our group health plan and elects to do so, we will, for a period of up to 17 months commencing as of the actual date of termination, continue to pay our share of the cost of such benefits as if such executive remained in our continuous employment, but only while such executive or such person is not eligible for coverage under any other employer’s group health plan;

•	we will, for a period of at least one year commencing as of the actual date of termination, pay directly to the service provider or reimburse such executive for all reasonable expenses of a reputable outplacement organization selected by such executive, such payments not to exceed $12,000 in the aggregate;

•	we will pay a lump sum payment equal to six times the monthly automobile allowance, if applicable; and

•	we will pay to such executive any unpaid management incentive bonus earned by such executive and to which such executive is entitled (provided such executive was employed by us as of the last day of the fiscal year prior to the actual date of termination), such payment being made in accordance with the terms of the related plan.

In the event an executive voluntarily resigns or an executive’s employment is terminated for cause or by reason of death, such executive is only entitled to his base salary through the date of termination or death, plus any other earned but unpaid amounts under his employment agreement or any benefit plan. At then end of this section is a table indicating the estimated incremental amounts we would owe to each of our NEOs upon such NEOs termination for cause.

No executive is required to seek other employment. Any executive’s commencement of employment with another employer will not reduce our obligations to make severance payments.

Change in Control
Following is a discussion of the potential payments under current programs to Messrs. Milroy, Wright, Wood and Curran in the event of a change in control of the company, followed by a “Change in Control Termination.” At the end of this section is a table indicating the estimated incremental amounts that would have been triggered for each such executive had there been a Change in Control Termination as of June 27, 2009.

The employment agreements address termination due to change in control and for good reason, and provide as follows:

A “Change in Control” occurs when:

•	anyone attains control of 30% of our voting stock;

•	challengers replace a majority of our Board of Directors within two years; or

•	a merger or consolidation with, or disposal of all or substantially all of our assets to, someone other than the company.

A “Change in Control Termination” occurs when a Change in Control has taken place and the executive then is terminated within one year of the change in control either by the employer for any reason other than for cause, or by the executive for good reason. Good reason is defined following a Change in Control to include the following:

•	a substantial adverse involuntary change in the executive’s status or position as an executive with the company;

•	a material reduction by the company in the executive’s base salary as in effect on the day before the Change in Control;

•	material adverse change in physical working conditions, interfering with the executive’s work;

•	a requirement to relocate, other than on intermittent basis, more than 35 miles from corporate headquarters as a condition of employment;

•	failure by the company to obtain from any successor an assumption of the executive’s employment agreement;

•	attempted termination other than pursuant to the executive’s employment agreement; or

•	any material breach of the executive’s employment agreement.

In the event of a change in control of the company and the related termination of an executive’s employment by such executive for good reason or by us for any reason or for no reason other than for cause, in each case, prior to the first anniversary of the change in control (the following description is qualified in its entirety by reference to the respective employment agreements of the executives):

•	we must provide the executive with 30 days written notice of termination;

•	we will pay the executive an amount equal to 17 months of such executive’s base salary (or, in the case of Mr. Milroy, an amount equal to 1.99 times his annual base salary), subject to certain limitations;

•	if such executive (or any individual receiving group health plan benefits through him) is eligible to continue participation in our group health plan and elects to do so, we must, for a period of up to 17 months, continue to pay the employer’s share of the cost of such benefits as if such executive remained in our continuous employment, subject to certain limitations;

•	we will, for a period of at least one year, pay directly or reimburse such NEO for all reasonable outplacement expenses, such payments not to exceed $12,000;

•	we will pay the executive the amount necessary to acquire and obtain full title to any personal automobile leased by us for the executive or, if the executive does not have the use of a personal automobile but has been given an automobile allowance, we will pay the executive a lump sum payment equal to three times the annual automobile allowance such executive is then receiving;

•	we will pay for financial planning and tax preparation expenses, not to exceed $5,000 (or in the case of Mr. Milroy, $7,500), subject to increase by our Board of Directors, for 17 months; and

•	we will pay any management incentive bonus earned by the executive and to which the executive is entitled (provided the executive was employed by us as of the last day of the fiscal year prior to the actual date of termination), such payment being made in accordance with the terms of the related plan.

In addition, upon the occurrence of a change in control, and without regard to an executive’s employment status, but presuming that the executive remains in our employ on the date of the change in control, the following shall occur with respect to any and all economic incentives, including, without limitation, stock options and awards of restricted stock that are owned by such executive on the date of the change in control:

•	the restrictions on any previously issued shares of restricted stock will immediately lapse;

•	all outstanding options and stock appreciation rights will become immediately exercisable; and

•	all performance criteria for all performance shares will be deemed to be met and immediate payment made.

If any benefits payable would be an excess parachute payment, then payments and benefits will be reduced to the minimum extent necessary so that no portion of any such payment or benefit, as so reduced, constitutes an excess parachute payment, provided that such reduction will be made only if and to the extent that that such reduction would result in an increase in the aggregate payment and benefits provided on an after-tax basis, taking into account any excise tax imposed by Internal Revenue Code Section 4999.

Disability
During any period in which any such executive is “disabled,” the executive will continue to receive all base salary, benefits, and other compensation. “Disability” means the unwillingness or inability of the executive to perform the essential functions of the executive’s position (with or without reasonable accommodation) for a period of 90 days (consecutive or otherwise) within any period of six consecutive months. If this occurs, we will issue a Notice of Termination, and if the executive has not returned to the full-time performance of his/her duties within 30 days, the thirtieth day after Notice of Termination will be the executive’s date of termination.

Post-Employment Payment Tables
The tables below provide the estimated amounts, other than equity acceleration that may apply under the terms of the applicable plan and which is described below, that would have been triggered for each NEO below had there been a termination under the various scenarios described above as of June 27, 2009:

Douglas A. Milroy

	Termination by Us		Change of Control
Payment Type	Without Cause ($)		Termination ($)		Disability ($)
Severance	1,094,500	(1)	1,094,500	(1)	320,833	(2)
Health Benefits	10,468	(3)	10,468	(3)	4,310	(4)
Outplacement(5)	12,000		12,000		–
Car	12,100	(6)	72,600	(7)	14,166	(8)
Financial Planning(9)	7,500		7,500		–
Deferred Compensation	278,087	(10)	330,977	(11)	278,087	(10)
Total	1,414,655		1,528,045		617,396

(1)	Reflects 1.99 times base salary.

(2)	Reflects seven months of base salary (one month for the notice period plus six months pay).

(3)	Reflects 17 months of health benefits.

(4)	Reflects seven months of medical and dental benefits (one month for the notice period plus six months pay).

(5)	Outplacement is capped at $12,000.

(6)	Reflects six times the monthly car allowance at an annual rate of $24,200.

(7)	Reflects three times the annual car allowance at an annual rate of $24,200.

(8)	Reflects seven months of car expense.

(9)	Financial planning is capped at $7,500.

(10)	Includes $255,420 of Mr. Milroy’s contribution account and $22,667 of the company’s contribution account.

(11)	Includes $255,420 of Mr. Milroy’s contribution account and $75,557 of the company’s contribution account. Pursuant to the DEFCO, acceleration of vesting would require acquisition by a third party of 50% of our stock, rather than the 30% threshold stated in Mr. Milroy’s employment agreement. Mr. Milroy’s DEFCO account will become fully vested upon a change in control.

Jeffrey L. Wright

	Termination by Us		Change of Control
Payment Type	Without Cause ($)		Termination ($)		Disability ($)
Severance	327,475	(1)	506,097	(2)	208,393	(3)
Health Benefits	10,680	(4)	10,680	(4)	4,398	(5)
Outplacement(6)	12,000		12,000		–
Car	9,750	(7)	58,500	(8)	11,375	(9)
Financial Planning(10)	5,000		5,000		–
Deferred Compensation(11)	523,942		523,942		523,942
Total	888,847		1,116,219		748,108

(1)	Reflects 11 months of base salary

(2)	Reflects 17 months of base salary.

(3)	Reflects seven months of base salary (one month for the notice period plus 6 months pay).

(4)	Reflects 17 months of health benefits.

(5)	Reflects seven months of medical and dental benefits (one month for the notice period plus six months pay).

(6)	Outplacement is capped at $12,000.

(7)	Reflects six times the monthly car allowance rate at an annual rate of $19,500.

(8)	Reflects three times the annual car allowance at an annual rate of $19,500.

(9)	Reflects seven months of car expense.

(10)	Financial planning is capped at $5,000.

(11)	Includes $321,308 of Mr. Wright’s contribution account and $202,634 of the company contribution account. Mr. Wright’s DEFCO account is fully vested.

Robert G. Wood

	Termination by Us		Change of Control
Payment Type	Without Cause ($)		Termination ($)		Disability ($)
Severance	338,488	(1)	523,118	(2)	215,402	(3)
Health Benefits	2,182	(4)	2,182	(4)	898	(5)
Outplacement(6)	12,000		12,000		–
Car	9,293	(7)	55,760(8)		10,842(9)
Financial Planning(10)	5,000		5,000		–
Deferred Compensation(11)	–		–		–
Total	366,963		598,060		227,142

(1)	Reflects 11 months of base salary.

(2)	Reflects 17 months of base salary.

(3)	Reflects seven months of base salary (one month for the notice period plus six months pay).

(4)	Reflects 17 months of health benefits.

(5)	Reflects seven months of medical and dental benefits (one month for the notice period plus six months pay).

(6)	Outplacement is capped at $12,000.

(7)	Reflects six times the monthly car allowance at an annual rate of $21,500 CAD (converted to US dollars using an exchange rate of 0.8645).

(8)	Reflects three times the annual car allowance at an annual rate of $21,500 CAD (converted to US dollars using an exchange rate of 0.8645).

(9)	Reflects seven months of car expense.

(10)	Financial planning is capped at $5,000.

(11)	Mr. Wood is not covered by the DEFCO.

Timothy N. Curran

	Termination by Us		Change of Control
Payment Type	Without Cause ($)		Termination ($)		Disability ($)
Severance	252,083	(1)	389,583	(2)	160,416	(3)
Health Benefits	10,468	(4)	10,468	(4)	4,310	(5)
Outplacement(6)	12,000		12,000		–
Car	9,750	(7)	58,500(8)		11,375(9)
Financial Planning(10)	5,000		5,000		–
Deferred Compensation	159,212	(11)	198,450	(12)	159,212	(11)
Total	448,513		674,001		335,313

(1)	Reflects 11 months of base salary

(2)	Reflects 17 months of base salary.

(3)	Reflects seven months of base salary (one month for the notice period plus six months’ pay).

(4)	Reflects 17 months of health benefits.

(5)	Reflects seven months of medical and dental benefits (one month for the notice period plus six months’ pay).

(6)	Outplacement is capped at $12,000.

(7)	Reflects six times the monthly car allowance at an annual rate of $19,500.

(8)	Reflects three times the annual car allowance at an annual rate of $19,500.

(9)	Reflects seven months of car expense.

(10)	Financial planning is capped at $5,000.

(11)	Includes $119,974 of Mr. Curran’s contribution account and $39,238 of the company contribution account.

(12)	Includes $119,974 of Mr. Curran’s contribution account and $78,476 of the company contribution account. Pursuant to the DEFCO, acceleration of vesting would require acquisition by a third party of 50% of our stock, rather than the 30% threshold stated in Mr. Curran’s employment agreement. Mr. Curran’s DEFCO account will become fully vested upon a change of control.

We have not entered into an employment agreement with Mr. Cotter; however, if Mr. Cotter experiences a change in control termination, which termination requires thirty days notice from the company, he would be entitled to certain benefits under our Change in Control Policy applicable to Vice Presidents. Specifically, he would be entitled to severance pay of $93,750, or five months of his base salary.

Our outstanding equity awards to our NEOs will accelerate on a change of control. Had a change of control occurred on June 27, 2009, the value of the acceleration on such date with respect to stock options would be zero because the exercise price of the options was in excess of the market value. The value with respect to the acceleration of vesting on the restricted stock on that date is disclosed in the “Market Value of Shares or Units of Stock that have Not Vested” in the Outstanding Equity Awards at Fiscal Year-End 2009 table on page 15.

Compensation Paid to Board Members
During fiscal 2009, we paid each director who was not otherwise employed by us an annual fee of $32,000, along with a $2,000 fee for each meeting of the Board of Directors attended in person ($500 for those attended telephonically), and $1,000 for each committee meeting of the Board of Directors attended in person ($500 for those attended telephonically). We also paid a $20,000 retainer to the Presiding Director, a $10,000 retainer to the Chair of the Audit Committee, and a $5,000 retainer to the Chairs of the Compensation and Corporate Governance Committees. In June 2009, the Compensation Committee also approved an annual retainer for the Chairman of the Board of $80,000, which amount is to be paid in five equal installments and is intended to compensate our Chairman of the Board for additional duties. Except for the fee for the Chairman of the Board, we did not increase fees paid to our non-employee directors in fiscal 2009.

In addition, directors who are not otherwise employed by the company are eligible to participate in the 2006 Equity Incentive Plan. For fiscal 2009, directors were granted 2,400 shares at an option exercise price equal to the market closing price on the date of grant. Each option has a 10-year term and becomes exercisable on the first anniversary of the grant date. On June 24, 2009, in connection with his appointment as Chairman of the Board, we granted Mr. Pippin an option to purchase 3,600 shares of our common stock at an exercise price equal to the closing price on the date of grant. This option has a ten-year term and becomes exercisable on June 24, 2010. Each new director receives a one-time grant of options to purchase 3,000 shares of common stock upon his or her initial election to the Board of Directors. Each of the 3,000 share options has a 10-year term and vests in three equal installments beginning on the first anniversary of the grant date. Non-employee directors also receive an annual stock grant; in fiscal 2009, this annual stock grant was 1,200 shares of common stock on the first business day of the calendar year.

Each director who is not an employee of the company is eligible to participate in our Amended and Restated Director Deferred Compensation Plan, under which the non-employee director may elect to defer all or part of his or her Board of Director fees and annual stock grants until the earlier of a specific date identified by the non-employee director or the termination of his or her services as a member of the board for any reason. The amount of any cash compensation deferred by a non-employee director is converted into a number of stock units, determined based upon the average of the closing prices of our common stock on the NASDAQ Global Select Market during the ten business days preceding the relevant valuation date, and is credited to a deferred compensation account maintained in his or her name. Deferred stock grants are converted on a share-for-share basis on the date of deferral and also credited to the non-employee director’s account. The account will be credited with additional stock units, also based on such average market value, upon payment date for any dividends declared on our common stock. At the end of the deferral period, the amounts accumulated in the deferred compensation account will be distributed in the form of common stock under the 2006 Equity Incentive Plan equal to the number of whole stock units in the account and cash in lieu of any fractional shares (based on such average market value as of the distribution date).

Non-employee directors are not eligible to participate in any company-sponsored pension plan.

We also have in place stock ownership requirements for our non-employee directors. Specifically, each of our directors is required to own a minimum number of shares equal to three times the directors’ annual base retainer. Once achieved, each director must maintain this ownership level at all times during the director’s tenure with the company.

Director Summary Compensation Table
The following table shows the compensation of the company’s non-employee directors for services in all capacities to us in fiscal 2009, except as otherwise indicated.

					Change in Pension
				Non-Equity	Value and Deferred
	Fees Earned or Paid	Stock	Option	Incentive	Compensation	All Other
Name	in Cash (1) ($)	Awards (2) ($)	Awards (3) ($)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)
Paul Baszucki	52,000	24,252	18,192	N/A	N/A	N/A	94,444
John S. Bronson	58,500	24,252	18,192	N/A	N/A	N/A	100,944
J. Patrick Doyle	53,000	24,252	18,192	N/A	N/A	N/A	95,444
Wayne M. Fortun	59,500	24,252	18,192	N/A	N/A	N/A	101,944
Ernest Mrozek	53,500	24,252	18,192	N/A	N/A	N/A	95,944
M. Lenny Pippin	86,000	24,252	19,812	N/A	N/A	N/A	130,064
Alice M. Richter	64,000	24,252	18,192	N/A	N/A	N/A	106,444
Lynn Crump-Caine	55,000	24,252	15,038	N/A	N/A	N/A	94,290

(1)	Includes amounts deferred at the director’s election. As discussed above, directors can elect to defer all or part of their compensation. See discussion above under the section titled “Compensation Paid to Board Members.”

(2)	Shown is the expense, which is immediately recognized, in our financial statements for fiscal 2009 under FAS 123(R) for 1,200 shares of stock awarded to each director on January 2, 2009. The per share grant date fair value under FAS 123(R) for stock awarded to each director on January 2, 2009 was $20.21. Accounting estimates of forfeitures are not included in these figures.

(3)	The FAS 123(R) expense shown above was recognized in our fiscal year 2009 financial statements and is related stock option grants that occurred in fiscal year 2008 and 2009. Accounting estimates of forfeitures are not included in these figures. On January 2, 2009, each director received an annual grant of 2,400 options with a fair value of $4.79 per option. On June 24, 2009, Mr. Pippin was awarded an additional grant of 3,600 options with a fair value of $5.40 per option in recognition of his new position as Chairman. Assumptions used in the valuation of stock option and stock awards are set forth in Note 10 to our audited financial statements for the year ended June 27, 2009.

PROPOSAL NUMBER 2:

To Ratify the Appointment of Independent Auditors

Our Board of Directors and management are committed to the quality, integrity and transparency of the company’s financial reports. Independent auditors play an important part in our system of financial control. In accordance with the duties set forth in its written charter, the Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our independent auditors for the 2010 fiscal year. A representative of Ernst & Young LLP will attend this year’s annual meeting and will be available to respond to appropriate questions from shareholders, and also will have the opportunity to make a statement if he or she desires to do so.

If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Ernst & Young LLP by the shareholders, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in our best interests.

Fees Billed to Company by Auditors:
Set forth below are the fees billed by Ernst & Young LLP for the fiscal years ended June 27, 2009 and June 28, 2008:

	Fiscal Year	Fiscal Year
	Ended	Ended
	June 27, 2009	June 28, 2008
Audit Fees(1)	$753,789	$671,085
Audit-Related Fees(2)	9,173	9,500
Tax Fees(3)	209,446	217,406
All Other Fees	—	—

Total	$972,408	$897,991

(1)	Represents amounts related to the audit of our annual consolidated financial statements and the review of our consolidated financial statements included in our quarterly reports on Form 10-Q. For fiscal years 2009 and 2008, this amount also includes fees for an internal control review pursuant to Section 404 of the Sarbanes- Oxley Act.

(2)	Represents amounts reasonably related to the performance of the audit or review of our consolidated financial statements which are not reported under the Audit Fees category.

(3)	Represents fees related to tax compliance and tax planning services.

The Audit Committee of our Board of Directors has reviewed the services described in footnotes (2) and (3) above provided by Ernst & Young LLP as well as the amounts billed for such services, and after consideration has determined that the receipt of these fees by Ernst & Young LLP is compatible with the provision of independent audit services. The Audit Committee has discussed these services and fees with Ernst & Young LLP and management to determine that they are appropriate under applicable rules and regulations.

Pre-Approval Policy
All services performed by Ernst & Young LLP have been pre-approved in accordance with the Audit Committee charter. The charter provides that all audit and non-audit accounting services that are permitted to be performed by our independent accountant under applicable rules and regulations must be pre-approved by the Audit Committee or by designated independent members of the Audit Committee, other than with respect to de minimus exceptions permitted under Section 202 of the Sarbanes-Oxley Act.

Prior to or as soon as practicable following the beginning of each fiscal year, a description of audit, audit-related, tax, and other services expected to be performed by Ernst & Young LLP in the following fiscal year is presented to the Audit Committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, may be delegated to one or more members of the Audit Committee who are independent directors. In the event such authority is so delegated, the full Audit Committee must be updated at the next regularly scheduled meeting with respect to any services that were granted specific pre-approval by delegation. During the fiscal year 2009 the Audit Committee has functioned in conformance with these procedures.

GOVERNANCE OF THE COMPANY

Board of Directors and Committees

Board of Directors
Our Board of Directors held ten meetings during fiscal 2009, six of which were held in person, and four of which were conducted by telephone. We have established certain committees of our Board of Directors, as follows: an Audit Committee, a Compensation Committee and a Corporate Governance Committee. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees of the board on which such director served during the 2009 fiscal year. On August 25, 2005, the Board of Directors created the position of Presiding Director and elected Mr. M. Lenny Pippin to serve in that capacity. Chosen from among the board’s independent directors, the Presiding Director’s primary responsibility is to ensure that the board functions independently of management and that proper communication is maintained among management and the board’s independent directors. On May 7, 2009, Mr. Pippin was appointed Chairman of the Board. As Chairman, Mr. Pippin’s primary responsibilities include managing the board, facilitating communication among directors and between the board and management, leading CEO succession planning, leading the board self-evaluation process and assisting in shareholder relations.

Director Attendance at Annual Meetings of Shareholders
We do not have a formal policy with respect to attendance by board members at the annual meeting of shareholders, but all directors are encouraged to attend, and we attempt to coordinate scheduling of our annual meeting of shareholders to accommodate attendance by directors. All of our directors attended our fiscal 2008 annual meeting of shareholders.

Independence
With the exception of Messrs. Milroy and Wright, all of the members of our Board of Directors are independent within the meaning of applicable NASDAQ Global Select Market and SEC rules. When considering the independence of directors, the Board of Directors determined that Mr. Doyle’s position as President of Domino’s Pizza U.S.A., which is a customer of the company, did not impair the independence of Mr. Doyle. All of the transactions with Domino’s Pizza U.S.A. were conducted on arms length terms in the ordinary course of business, and the amount involved with the transactions represent less than one percent of the revenues of Domino’s Pizza U.S.A.

Corporate Governance Committee
We have established a Corporate Governance Committee of the Board of Directors comprised solely of “independent directors” (as defined by applicable rules and regulations of the Securities Exchange Commission, NASDAQ Global Select Market and other relevant regulatory bodies), one of whom also serves on the Compensation Committee of the board. The primary roles of the Corporate Governance Committee are to monitor the effectiveness of the board in carrying out certain responsibilities, to assure appropriate board composition, to select a Chief Executive Officer and review annually the performance of the company’s Chief Executive Officer and the operation of the full Board of Directors (including its Chairman and its various committees) and to assure that succession plans for senior management are developed and implemented. In addition, the Corporate Governance Committee presents qualified director candidates to the full board and considers qualified nominees recommended by shareholders.

The Corporate Governance Committee, which presently consists of Chair M. Lenny Pippin, Messrs. Baszucki and Bronson, held five meetings during fiscal 2009, four of which were held in person and one of which was conducted by telephone, and did not take action by written consent. Our Board of Directors has adopted a written charter for the Corporate Governance Committee, a copy of which is available at our website at http://www.gkservices.com.

The Corporate Governance Committee has one member in common with the Compensation Committee. The Chair and members of the Corporate Governance Committee are appointed by the Board of Directors at the annual organizational meeting of the board.

Audit Committee
We have established an Audit Committee of the Board of Directors which assists the Board of Directors in fulfilling certain oversight responsibilities and consists solely of independent directors. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available at our website at http://www.gkservices.com. As set forth in the charter, the primary responsibilities of the Audit Committee include serving as an independent and objective party to monitor our financial reporting process and internal control system; reviewing and appraising the audit results of our independent auditors and internal audit department; and providing an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, and our Board of Directors. The charter also requires that the Audit Committee appoint our independent auditors and review and pre-approve the performance of all audit and non-audit accounting services to be performed by our independent auditors, other than services falling within the de minimus exceptions permitted under Section 202 of the Sarbanes-Oxley Act.

The Audit Committee, which presently consists of Chair Alice M. Richter, Ms. Crump-Caine and Mr. Mrozek held 13 meetings during fiscal 2009, four of which were held in person and nine of which were conducted by telephone, and did not take action by written consent. The Audit Committee met and held discussions with financial management and representatives from Ernst & Young LLP prior to the public release of earnings information for each of our completed fiscal periods, and prior to each quarterly report on Form 10-Q and annual report on Form 10-K being filed with the Securities and Exchange Commission.

Our Board of Directors has determined that two members of the Audit Committee, specifically Ms. Richter and Mr. Mrozek, are “Audit Committee Financial Experts” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the Audit Committee is an “independent director,” as such term is defined in Rule 5605(a)(2) of the NASDAQ Global Select Market’s listing standards, and meets the criteria for independence set forth in Rule 5605(c)(2) of the NASDAQ Global Select Market’s listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Our Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting.

Compensation Committee
The Compensation Committee of the Board of Directors, which presently consists of Chair Wayne M. Fortun and Messrs. Bronson and Doyle, held nine meetings during fiscal 2009, five of which were held in person and four of which were conducted by telephone, and did not take action by written consent. All members of the Compensation Committee are “independent directors” within the meaning of the NASDAQ Global Select Market’s Rule 5605(a)(2) and “non-employee directors” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended. The Compensation Committee reviews our remuneration policies and practices and makes recommendations to our board in connection with all compensation matters affecting our executive officers. Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available at our website at http://www.gkservices.com.

Ability of Shareholders to Communicate with the Company’s Board of Directors
We have established means for shareholders and others to communicate with our Board of Directors. If a shareholder wishes to address a matter regarding our financial statements, accounting practices or internal controls, the matter should be submitted in writing addressed to the Chair of the Audit Committee in care of the Corporate Secretary at our headquarters address. If the matter relates to our governance practices, business ethics or corporate conduct, it should be submitted in writing addressed to the Chair of the Corporate Governance Committee in care of the Corporate Secretary at our headquarters address. If the matter relates to our compensation practices, it should be submitted in writing addressed to the Chair of the Compensation Committee in care of the Corporate Secretary at our headquarters address. If a shareholder is unsure where to direct a communication, the shareholder may direct it in writing to the Chairman of the

Board of Directors, or to any one of the independent directors of the company, in care of the Corporate Secretary at our headquarters address. As appropriate, these shareholder communications will be forwarded by the Corporate Secretary to the appropriate addressee.

Report of the Audit Committee

The Audit Committee has reviewed our audited consolidated financial statements for the last fiscal year, and has discussed them with management and the independent registered public accounting firm.

Specifically, the Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence, including a consideration of the compatibility of non-audit services with such independence.

The Audit Committee, based on the review and discussions described above with management and Ernst & Young LLP, has recommended to our Board of Directors, which adopted this recommendation, that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal 2009 for filing with the Securities and Exchange Commission.

As reported:

Alice M. Richter
Lynn Crump-Caine
Ernest J. Mrozek

The Audit Committee Report set forth above will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate such reports by reference, and such report will not otherwise be deemed to be soliciting materials or to be filed under such acts.

Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee was during fiscal 2009 an officer, former officer or employee of the company or any of its subsidiaries. During fiscal 2009, none of our executive officers served as a member of (i) the compensation committee of another entity, one of whose executive officers served on the compensation committee of our Board of Directors, (ii) the board of directors of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors, or (iii) the compensation committee (or other board committee performing equivalent functions, or in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of our Board of Directors.

Consideration of Director Candidates
The Corporate Governance Committee, together with the Chairman of the Board of Directors and other directors, recruits director candidates and presents qualified candidates to the full Board of Directors for consideration. At each annual shareholders’ meeting, the Board of Directors proposes to the shareholders a slate of nominees for election or re-election to the board. Shareholders may propose director nominees for consideration by the Corporate Governance Committee by submitting a recommendation in writing to the Chair of the Corporate Governance Committee, in care of our Corporate Secretary at our headquarters address. We use third party search firms to locate and evaluate qualified candidates.

Qualified director candidates, whether identified by shareholders or otherwise, will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. The Corporate Governance Committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of shareholders, overall board diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating board nominees. If the Corporate Governance Committee approves a candidate for further review following an initial screening, the Corporate Governance Committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the Corporate Governance Committee, along with the Chairman of the Board of Directors and our CEO. Contemporaneously with the interview process, the Corporate Governance Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The Corporate Governance Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The Corporate Governance Committee will also take into consideration the candidate’s personal attributes, including personal integrity, and concern for the company’s success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the company’s good corporate citizenship and image, time available for meetings and consultation on company matters, and willingness to assume broad, fiduciary responsibility.

Shareholders who wish to nominate a candidate for election to the Board of Directors at the annual meeting must comply with our advance notice bylaw described elsewhere in this proxy statement.

Code of Business Conduct and Ethics
We have adopted a Code of Conduct for our Board of Directors and a Code of Ethical Conduct for Senior Executives and Financial Managers. The latter of these codes, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act. These codes are posted on our website at http://www.gkservices.com. We will promptly disclose on our website amendments to certain provisions of these codes, and any waivers of provisions of these codes required to be disclosed under the rules of the SEC or the NASDAQ Global Select Market.

Voting Securities and Principal Holders Thereof
The following table sets forth, as of September 18, 2009, the record date for the annual meeting, certain information with regard to the beneficial ownership of our common stock and the voting power resulting from the ownership of such stock by (i) all persons known by us to be the owner, of record or beneficially, of more than 5% of our outstanding common stock, (ii) each of our directors and each of the nominees for election to our Board of Directors, (iii) each NEO, and (iv) all executive officers and directors as a group, without regard to whether such persons are also reporting persons for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, the address of each of the following persons is 5995 Opus Parkway, Minnetonka, Minnesota 55343.

	Class A Common Stock
	Number of	Percent
Name of Beneficial Owner(1)	Shares	of Class
Marcantonio, Richard L.(2)	387,179	2.09%
Wright, Jeffrey L.(3)	122,325	*
Milroy, Douglas A.(4)	79,179	*
Wood, Robert G.(5)	72,250	*
Curran, Timothy N.(6)	36,969	*
Fortun, Wayne M.(7)	25,135	*
Baszucki, Paul(8)	21,400	*
Miller, David M.(9)	16,544	*
Bronson, John S.(10)	15,400	*
Richter, Alice M.(11)	14,900	*
Pippin, M. Lenny(12)	13,500	*
Doyle, J. Patrick(13)	13,400	*
Mrozek, Ernest J.(14)	13,400	*
Cotter, Jeffrey L.(15)	9,605	*
Crump-Caine, Lynn(16)	2,200	*
All executive officers and directors as a group (15 persons)(17)	843,386	4.56%

T. Rowe Price Associates, Inc.(18) 100 East Pratt Street Baltimore, MD 21202	1,883,470	10.18%

Dimensional Fund Advisors, Inc. (18) 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	1,694,456	9.16%

Barclays Global Investors NA(18) 45 Fremont Street San Francisco, CA 94105	1,331,979	7.20%

*	Indicates an amount less than 1%.

(1)	Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares shown opposite the name of such person or group.

(2)	Indicates holdings as of June 17, 2009. Includes 336,161 shares subject to stock options that are exercisable within the next 60 days.

(3)	Includes 62,401 shares subject to stock options that are exercisable within the next 60 days and 37,994 shares of unvested restricted stock.

(4)	Includes 15,684 shares subject to stock options that are exercisable within the next 60 days and 55,518 shares of unvested restricted stock.

(5)	Includes 42,222 shares subject to stock options that are exercisable within the next 60 days and 17,307 shares of unvested restricted stock.

(6)	Includes 22,039 shares subject to stock options that are exercisable within the next 60 days and 12,010 shares of unvested restricted stock.

(7)	Includes 12,300 shares subject to stock options that are exercisable within the next 60 days.

(8)	Includes 12,300 shares subject to stock options that are exercisable within the next 60 days.

(9)	Indicates holdings as of July 23, 2009.

(10)	Includes 10,300 shares subject to stock options that are exercisable within the next 60 days.

(11)	Includes 10,300 shares subject to stock options that are exercisable within the next 60 days.

(12)	Includes 12,300 shares subject to stock options that are exercisable within the next 60 days.

(13)	Includes 9,300 shares subject to stock options that are exercisable within the next 60 days.

(14)	Includes 9,300 shares subject to stock options that are exercisable within the next 60 days.

(15)	Includes 3,134 shares subject to stock options that are exercisable within the next 60 days and 5,909 shares of unvested restricted stock.

(16)	Includes 1,000 shares subject to stock options that are exercisable within the next 60 days.

(17)	Includes 558,741 shares subject to stock options that are exercisable within the next 60 days and 245,658 shares of unvested restricted stock.

(18)	Based solely upon the most recent report filed with the Securities and Exchange Commission pursuant to Rule 13f-1 of the Securities Exchange Act of 1934, as amended.

The foregoing footnotes are provided for informational purposes only and each person disclaims beneficial ownership of shares owned by any member of his or her family, or held in trust for any other person, including family members, or held by a family limited partnership or foundation.

Certain Transactions
Our board reviews and approves any transactions with related parties in which the related person has or will have a material direct or indirect interest. Our board’s related review and approval policies are not in writing, but in conducting such reviews and approving such transactions, among other things, our board considers the type of transaction proposed, appropriate regulatory requirements, the monetary value of the transaction, the nature of the goods and/or services involved and whether the transaction may influence the related person’s ability to exercise independent business judgment when conducting the company’s business and affairs.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NASDAQ Global Select Market. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms furnished to the company, or written representations that no Forms 5 were required, we believe that during fiscal 2009, our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

Proposals of Shareholders for the 2010 Annual Meeting

Rule 14a-8
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some shareholder proposals may be eligible for inclusion in our 2010 proxy statement. These shareholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive offices in care of our Corporate Secretary. Failure to deliver a proposal by one of these means may result in it not being deemed timely received. We must receive all submissions no later than June 11, 2010. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement.

Advance Notice Provision
Our Amended and Restated Bylaws also have an advance notice procedure that shareholders must comply with to bring business before an annual meeting of shareholders, including the nomination of directors. The advance notice procedure requires that a shareholder interested in presenting a proposal for action at an annual meeting of shareholders must deliver a written notice of the proposal, together with certain specified information relating to such shareholder’s stock ownership, identity and other matters, to our Corporate Secretary at least 120 days in advance of the date that our proxy statement was released to shareholders in connection with the previous year, or if no annual meeting was held, or if the date of the annual meeting has changed by more than 30 days from the date contemplated at the time of the previous years proxy statement, the notice must be received not less than 120 days in advance of the first date that the solicitation was made. We currently contemplate mailing our 2009 proxy statement to our shareholders in early October 2009. Therefore, proposals need to be submitted in accordance with the foregoing by June 11, 2010.

Due to the complexity of the respective rights of the shareholders and the company under Rule 14a-8 and the advance notice provision, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. We suggest that any such proposal be submitted to us by certified mail, return receipt requested.

Discretionary Proxy Voting Authority/
Untimely Shareholder Proposals
Rule 14a-4 promulgated under the Securities and Exchange Act of 1934 governs our use of our discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in our proxy statement. As set forth above, shareholders must comply with the advance notice procedure in our bylaws if they are to submit a proposal for consideration at our annual meeting. We do not intend to entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our bylaws. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination.

Shareholders Sharing an Address
Shareholders sharing an address with another shareholder may receive only one copy of our annual report and proxy materials at that address unless they have provided contrary instructions. Any such shareholder who wishes to receive a separate annual report or set of proxy materials now or in the future may write us to request a separate copy of these materials from Investor Relations, G&K Services, Inc., 5995 Opus Parkway, Minnetonka, MN 55343, or by calling Investor Relations, at (952) 912-5500. Any shareholders sharing an address with another shareholder can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies of annual reports or proxy statements by contacting us as set forth above.

Annual Report on Form 10-K
A copy of our Form 10-K for the fiscal year ended June 27, 2009, as filed with the SEC, including the financial statements, schedules and list of exhibits, and any exhibit specifically requested, will be furnished without charge to any shareholder upon written request. Please write or call our Director of Investor Relations at the following address or telephone number: G&K Services, Inc., 5995 Opus Parkway, Minnetonka, Minnesota 55343; phone (952) 912-5500. You may also access a copy of our Form 10-K on both our website at http://www.gkservices.com and the SEC’s website at http://www.sec.gov.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on November 12, 2009
Our proxy statement and 2009 Annual Report are available at www.gkservices.com.

Directions to the Meeting
You may request directions to the annual meeting by writing or calling our Director of Investor Relations at the following address or telephone number: G&K Services, Inc., 5995 Opus Parkway, Minnetonka, Minnesota 55343; phone (952) 912-5500.

Solicitation
We will bear the cost of preparing, assembling and mailing the proxy, proxy statement, annual report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by us for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition our officers and regular employees may solicit proxies personally, by telephone, by special letter, or via the Internet.

Our Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors
G&K Services, Inc.

Jeffrey L. Cotter
Vice President, General Counsel and Corporate Secretary

G&K SERVICES, INC.
5995 OPUS PARKWAY
MINNETONKA, MN 55343
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M17442-P84831	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

G&K SERVICES, INC.		For	Withhold	For All	To withhold authority to vote for any individual
		All	All	Except	nominee(s), mark “For All Except” and write the
number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE FOR THE FOLLOWING:
		☐	☐	☐
Vote on Directors

1.	Proposal to elect four Class II directors for a term of
three years.

Nominees:

01) Paul Baszucki
02) Douglas A. Milroy
03) Alice M. Richter
04) Jeffrey L. Wright

Vote on Proposal

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2.	Proposal to ratify the appointment of Ernst & Young LLP, Independent Registered Public Accounting Firm, as our independent auditors for fiscal 2010.					☐	☐	☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof.

(Shareholder must sign exactly as the name appears above. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on November 12, 2009. The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M17443-P84831

G&K SERVICES, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
November 12, 2009
           The undersigned, a shareholder of G&K Services, Inc., hereby appoints Douglas A. Milroy and Jeffrey L. Cotter, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the annual shareholders’ meeting of G&K Services, Inc. to be held at the Marquette Hotel, 710 Marquette Avenue, Universe Meeting Room, 50th Floor, IDS Building, Minneapolis, Minnesota, 55402, on Thursday, November 12, 2009, at 10:00 a.m. Central Standard Time, and at any and all adjournments and postponements thereof, with all the powers which the undersigned would possess if personally present.
           The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Shareholders.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
          When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director and FOR ratification of the appointment of auditors and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof.
(Continued, and TO BE COMPLETED AND SIGNED, on the reverse side)